U.S. Borax Inc.
401(k) Savings & Retirement Contribution Plan
for Represented Employees

Amended and Restated Effective January 1, 2014

Any statements regarding tax matters made herein, including any attachments, cannot be relied upon by any person to avoid tax penalties and are not intended to be used or referred to in any marketing or promotional materials. To the extent this communication contains a tax statement or tax advice, Holland & Hart LLP does not and will not impose any limitation on disclosure of the tax treatment or tax structure of any transactions to which such tax statement or tax advice relates.

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U.S. Borax Inc.
401(k) Savings & Retirement Contribution Plan
for Represented Employees

Amended and Restated Effective January 1, 2014

Table of Contents

Article 1. Definitions		2
1.1	Accounts	2
1.2	Actual Deferral Percentage or ADP	2
1.3	Actual Deferral Ratio	2
1.4	Adjustment Factor	2
1.5	Administrative Committee	2
1.6	Affiliated Employer	2
1.7	After-Tax Account	3
1.8	After-Tax Contributions	3
1.9	Annual Dollar Limit	3
1.10	Before-Tax Account	3
1.11	Before-Tax Contributions	3
1.12	Beneficiary	3
1.13	Board of Directors	3
1.14	Boron Hourly Employee	3
1.15	Boron Hourly Participant	3
1.16	Break-in-Service	3
1.17	Catch-Up Contribution	4
1.18	Catch-Up Eligible Participant	4
1.19	Code	4
1.20	Company	4
1.21	Company Matching Contributions	4
1.22	Company Matching Contribution Account	4
1.23	Compensation	4
1.24	Disability	5
1.25	Early Retirement Age	5
1.26	Effective Date	5
1.27	Eligible Employee	5
1.28	Employee	6
1.29	Employment Commencement Date	6
1.30	ERISA	6
1.31	Fund	6
1.32	Highly Compensated Employee	6
1.33	Hour of Service	7
1.34	Income	7
1.35	Investment Committee	7
1.36	Leased Employee	7
1.37	Leave of Absence	8
1.38	Non-Highly Compensated Employee	8
1.39	Normal Retirement Age	8
1.40	Participant	8

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1.41	Plan	8
1.42	Plan Administrator	8
1.43	Plan Year	8
1.44	Prior Plan	8
1.45	Reemployment Commencement Date	8
1.46	Retirement Contributions	8
1.47	Retirement Contributions Account	8
1.48	Rollover Account	8
1.49	Rollover Contributions	9
1.50	Sponsor	9
1.51	Spousal Consent	9
1.52	Spouse	9
1.53	Statutory Compensation	9
1.54	Trustee	9
1.55	Union	10
1.56	Union Representative	10
1.57	Valuation Date	10
1.58	Vested Portion	10
1.59	Wilmington Hourly Employee	10
1.60	Wilmington Hourly Participant	10
1.61	Year of Service	10

Article 2. Eligibility and Participation		11
2.1	Eligibility	11
2.2	Participation	11
2.3	Transferred Participants	12
2.4	Termination of Participation	12
2.5	Participation after Reemployment	12

Article 3. Contributions		14
3.1	Participant’s Contributions	14
3.2	Change or Suspension in After-Tax and Before-Tax Contributions	15
3.3	Company Matching Contributions	15
3.4	Retirement Contributions	16
3.5	Timing of Contributions	16
3.6	Actual Deferral Percentage Test	16
3.7	Additional Discrimination Provisions	18
3.8	Maximum Annual Additions	20
3.9	Rollovers	24
3.10	Makeup Contributions Related to Period of Uniformed Services Duty	25
3.11	Return of Contributions	26
3.12	Catch-Up Contributions After Attainment of Age 50	26

Article 4. Investment of Contributions		28
4.1	Funds	28
4.2	Investment of Participant’s Accounts	28
4.3	Responsibility for Investments	29

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4.4	Change of Election	29
4.5	Transfer of Accounts Among Funds	29
4.6	Exercise of Voting and other Stock Rights	29

Article 5. Valuation of Accounts		31
5.1	Valuation of the Funds	31
5.2	Account Adjustments	31
5.3	Statement of Accounts	31

Article 6. Vested Portion of Accounts		32
6.1	After-Tax Accounts, Before-Tax Accounts, Company Matching Contribution Accounts and Rollover Accounts	32
6.2	Retirement Contribution Accounts	32
6.3	Forfeiture	32
6.4	Application of Forfeitures	32
6.5	Restoration of Forfeitures	32
6.6	Consideration of Before-Tax Contributions	33

Article 7. In-Service Withdrawals		34
7.1	After-Tax Contributions	34
7.2	Rollovers	34
7.3	Hardship Withdrawal	34
7.4	Timing and Procedures and Form of Payment	35
7.5	Participant Loans	35
7.6	Company Matching Contributions	37

Article 8. Distribution of Accounts Upon Termination of Employment		38
8.1	Eligibility	38
8.2	Forms of Distribution	38
8.3	Distribution Upon Retirement or Termination	38
8.4	Distribution Upon Disability	39
8.5	Distribution Upon Death or Presumed Death	39
8.6	Method of Payment	39
8.7	Small Benefits	39
8.8	Proof of Death and Right of Beneficiary or Other Person	40
8.9	Failure to Locate Recipient	40
8.10	Required Minimum Distributions	40
8.11	Qualified Reservist Distributions	41
8.12	401(k) Distribution Limitations	42

Article 9. Administration of Plan		43
9.1	Named Fiduciary and Administrator	43
9.2	Appointment of Committees	43
9.3	Duties of Plan Administrator	43
9.4	Establishment of Rules	44
9.5	Prudent Conduct	44

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9.6	Service in More than One Fiduciary Capacity	44
9.7	Limitation of Liability	44
9.8	Indemnification	44
9.9	Expenses of Administration	45
9.10	Claims Procedures	45
9.11	Plan Correction	47

Article 10. Management of the Funds		49
10.1	MasterTrust Agreement	49
10.2	Exclusive Benefit Rule	49

Article 11. General Provisions		50
11.1	Nonalienation	50
11.2	Conditions of Employment Not Affected by the Plan	50
11.3	Facility of Payment	51
11.4	Information	51
11.5	Eligible Rollover Distributions	51
11.6	Construction	53
11.7	Electronic Transmission of Notices to Participants	53
11.8	Military Service	53

Article 12. Amendment, Merger and Termination		55
12.1	Amendment of the Plan	55
12.2	Merger or Consolidation	55
12.3	Acquisitions and Additional Participating Companies	55
12.4	Termination of the Plan	56

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U.S. Borax Inc.
401(k) Savings & Retirement Contribution Plan
for Represented Employees

Amended and Restated Effective January 1, 2014

PREAMBLE

This document restates the provisions of the U.S. Borax Inc. 401(k) Savings & Retirement Contribution Plan for Represented Hourly Employees (restated as the U.S. Borax Inc. 401(k) Savings & Retirement Contribution Plan for Represented Employees (Amended and Restated Effective January 1, 2014)) (the “Plan”) and incorporates all amendments that were adopted prior to this restatement.  Benefits and service granted in accordance with the Plan which was in effect immediately prior to January 1, 2014 (the “Prior Plan”) shall be preserved and continued under this document.

Unless otherwise noted, operation of the Plan prior to January 1, 2014 shall be governed by the terms of the Prior Plan, and operation of the Plan subsequent to December 31, 2013 shall be governed by the terms of this document.

It is intended that this document includes all provisions necessary for the Plan to continue to be qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended by legislation adopted subsequent to the last restatement of the Plan.

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Article 1.
Definitions

1.1        Accounts means a Participant’s After-Tax Account, Before-Tax Account, Company Matching Contribution Account, Rollover Account, Retirement Contributions Account.

1.2        Actual Deferral Percentage or ADP means, with respect to a specified group of Eligible Employees, the average of the Actual Deferral Ratios for that group of Eligible Employees.  An Actual Deferral Percentage shall be separately calculated each Plan Year for (a) the group of Eligible Employees who are Highly Compensated Employees, and (b) the group of Eligible Employees who are Non-Highly Compensated Employees.

1.3        Actual Deferral Ratio means, with respect to an Eligible Employee, the ratio of:

(a)        The amount of Before-Tax Contributions made on behalf of the Eligible Employee pursuant to Section 3.1 for that Plan Year (including Before-Tax Contributions returned to a Highly Compensated Employee pursuant to Section 3.1(c) and Before-Tax Contributions returned to any Eligible Employee pursuant to Section 3.1(d)), if any.

(b)        The Eligible Employee’s Statutory Compensation for that Plan Year, provided that upon direction of the Company, Statutory Compensation for a Plan Year shall only be counted if received during the period the Eligible Employee is, or is eligible to become, a Participant.

An Eligible Employee’s Actual Deferral Ratio shall be rounded to the nearest one one-hundredth of one percent of the Eligible Employee’s Statutory Compensation. For purposes of determining the Actual Deferral Ratio for a Plan Year, Before-Tax Contributions may be taken into account for a Plan Year only if they (i) relate to compensation that either would have been received by the Employee in the Plan Year but for the deferral election or are attributable to services performed by the Employee in the Plan Year and would have been received by the Employee within 2½ months after the close of the Plan Year but for the deferral election, or (ii) are allocated to the Employee as of a date within that Plan Year and the allocation is not contingent on the participation or performance of service after such date, and (iii) are actually paid to the Trustees no later than 12 months after the end of the Plan Year to which the contributions relate.

1.4        Adjustment Factor means the cost-of-living adjustment factor prescribed by the Secretary of the Treasury under Code Section 415(d) applied to such items and in such manner as the Secretary shall provide.

1.5        Administrative Committee means the Rio Tinto America Benefits Governance Committee.

1.6        Affiliated Employer means any company not participating in the Plan which is a member of a controlled group of corporations (determined under Code Section 414(b)) which also includes the Company as a member, or any trade or business under common control (as defined in Code Section 414(c)) with the Company, or a member of an affiliated service

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 group (as defined in Code Section 414(m)) which includes the Company, and any other entity required to be aggregated with the Company pursuant to regulations under Code Section 414(o).  Notwithstanding the foregoing, for the purposes of Section 3.7, the definition in Code Sections 414(b) and 414(c) shall be modified as provided in Code Section 415(h).

1.7        After-Tax Account means a Participant’s account into which shall be credited After-Tax Contributions and investment income and losses thereon.

1.8        After-Tax Contributions means any amounts contributed by the Participant on an after-tax basis to the Plan pursuant to Section 3.1.

1.9        Annual Dollar Limit means, with respect to a Plan Year, dollar limitation contained in Code Section 401(a)(17) in effect as of the beginning of that Plan Year.

1.10      Before-Tax Account means a Participant’s account into which shall be credited Before-Tax Contributions and investment income and losses thereon.

1.11      Before-Tax Contributions means any amounts contributed by the Participant on a before-tax basis, to (a) the Plan pursuant to Section 3.1, and (b) the Prior Plan.  Except as otherwise permitted by law, Before-Tax Contributions made pursuant to a deferral election cannot precede the earlier of the performance of services relating to the contributions or when the Compensation that is subject to the election would be currently available to the Employee in the absence of an election to defer.

1.12      Beneficiary means any person, persons, entity or entities named by a Participant by written designation filed with the Company to receive benefits payable in the event of the Participant’s death, provided that if the Participant is married and designates someone other than his spouse as the Beneficiary, he obtains written notarized Spousal Consent.  If no Beneficiary designation is in effect at the Participant’s death, of if no person, persons or entity so designated survives the Participant, the Participant’s surviving spouse, if any, shall be deemed to be the Beneficiary; otherwise the Beneficiary shall be the Participant’s estate.  In the event the Participant’s Beneficiary dies prior to receiving distribution of the Participant’s Account, the Beneficiary will be the Beneficiary’s estate.

1.13      Board of Directors means the Board of Directors of the Rio Tinto America Inc.

1.14      Boron Hourly Employee means a Boron represented hourly Employee of the Company.

1.15      Boron Hourly Participant means a Boron represented hourly Employee of the Company.

1.16      Break-in-Service means a Plan Year in which an Employee completes fewer than 501 Hours of Service.  Solely for the purpose of determining when a Break-in-Service occurs, an Employee shall be credited with up to 501 Hours of Service during a period of absence by reason of:

(a)        The Employee’s pregnancy;

(b)        The birth of a child of the Employee;

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(c)        Placement of a child with the Employee in connection with the Employee’s adoption of such child; or

(d)        Caring for such child for a period beginning immediately following such birth or placement.

Hours of Service credited by reason of the above period of absence shall be credited in the Plan Year in which the absence occurs if those Hours of Service are needed to prevent a Break-in-Service in that year; otherwise, they shall be credited in the immediately following Plan Year.

Such Hours of Service shall be equal to the normal number of Hours of Service that would have been credited to the Employee but for the above period of absence; however, in no event shall more than 501 Hours of Service be credited.

1.17      Catch-Up Contribution means the contributions made by the Company in accordance with the provisions of Section 3.12 pursuant to an election by a Participant to reduce cash compensation otherwise currently payable to the Participant by an equal amount.

1.18      Catch-Up Eligible Participant means for any Plan Year, a Participant who is eligible to make Before-Tax Contributions under Section 3.1 and who has attained age 50 or is expected to attain age 50 before the close of such Plan Year.

1.19      Code means the Internal Revenue Code of 1986, as amended from time to time.

1.20      Company means U.S. Borax, Inc.

1.21      Company Matching Contributions means contributions made by the Company on behalf of Participants pursuant to Section 3.3.

1.22      Company Matching Contribution Account means a Participant’s account into which shall be credited Company Matching Contributions and investment earning and losses thereon.

1.23      Compensation means total earnings (including overtime), exclusive of bonuses and extraordinary items such as tool allowances, imputed earnings for life insurance over $50,000, gifts and awards or extraordinary payments paid to an Employee during a Plan Year for services rendered to the Company, and including Before-Tax Contributions made to the Plan pursuant to Section 3.1 and before-tax contributions made to any other 401(k) plan maintained by the Company or to a cafeteria plan described in Code Section 125.  If the Company and a Participant enter into an arbitration agreement and the arbitration agreement so provides, Compensation will include back pay.  Compensation shall not, for Plan purposes, exceed the Annual Dollar Limit.

Effective for Plan Years commencing on or after July 1, 2007, “Compensation” recognized in any Plan Year shall be limited to Compensation described in the preceding provisions of this Section paid in such Plan Year or within 2½ months after the end of such Plan Year; provided, however, that amounts received following severance from employment may be

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taken into account during the 2½ month-period only if they would have been paid to the Participant if the Participant had continued in employment.

1.24      Disability means, for purposes of the Plan, (a) an Employee’s eligibility for disability benefits under Social Security, or (b) an injury or illness which has lasted for at least two years and which prevents the Participant from working at any occupation.  Disability also includes a Disability as defined under the U.S. Borax Inc. Retirement Plan for Represented Hourly Employees but does not include periods of short-term disability.

1.25      Early Retirement Age means age 55.

1.26      Effective Date of the amendment and restatement means January 1, 2014; however, certain provisions of the Plan are effective at earlier or later dates as required by the Code or in Treasury Regulations or by an administrative change or Plan amendment.   The Plan was originally effective January 1, 1990.

1.27      Eligible Employee means a Boron Hourly Employee or Wilmington Hourly Employee of the Company who is covered by a collective bargaining agreement between the Company and the Union but shall exclude any Leased Employee.  An Eligible Employee shall also include a Union Representative.

For purposes of this definition of “Eligible Employee,” and notwithstanding any other provisions of the Plan to the contrary, individuals who are not classified by the Company, in its discretion, as employees under Code Section 3121(d) (including but not limited to, individuals classified by the Company as independent contractors and non-employee consultants) and individuals who are classified by the Company, in its discretion, as employees of any entity other than the Company or an Affiliated Employer do not meet the definition of Eligible Employee and are ineligible for benefits under the Plan, even if the classification by the Company is determined to be erroneous, or is retroactively revised.  In the event the classification of an individual who is excluded from the definition of Eligible Employee under the preceding sentence is determined to be erroneous or is retroactively revised, the individual shall nonetheless continue to be excluded from the definition of Eligible Employee and shall be ineligible for benefits for all periods prior to the date the Company determines its classification of the individual is erroneous or should be revised.  The foregoing sets forth a clarification of the intention of the Company regarding participation in the Plan for any Plan Year, including Plan Years prior to the amendment of this definition of “Eligible Employee.”

With respect to the component of the Plan providing for Retirement Contributions, the phrase “Eligible Employee” shall include only the following:

(a)        Any Employee who is hired or rehired as, or who otherwise becomes a Boron Hourly Employee after May 17, 2010.

(b)        Effective as of January 1, 2011, any Boron Hourly Employee who (i) was a participant in the U.S. Borax Inc. Retirement Plan for Boron Hourly Employees (the “Boron Hourly DB Plan”) and (ii) made an irrevocable election during the period

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from October 18, 2010 through December 15, 2010 (in the manner prescribed by the Administrative Committee) to receive Retirement Contributions hereunder in lieu of continuing to accrue benefits under the Boron Hourly DB Plan or any successor plan thereto.

(c)        Any Employee who is hired or rehired as, or who otherwise becomes, a Wilmington Hourly Employee after June 17, 2011.

Notwithstanding the foregoing, any active Employee accruing benefits under the U.S. Borax Inc. Retirement Plan for Represented Hourly Employees shall not be an “Eligible Employee” with respect to the component of the Plan providing for Retirement Contributions.

1.28      Employee means any person receiving compensation for services rendered to the Company or an Affiliated Employer whose compensation is subject to income tax withholding and/or for whom Social Security contributions are made by the Company or an Affiliated Employer, including any Leased Employee but excluding any person who serves solely as a non-employee director or independent contractor.

1.29      Employment Commencement Date means the first date as of which an Employee is credited with an Hour of Service with the Company or an Affiliated Employer.

1.30      ERISA means the Employee Retirement Income Security Act of 1974, as amended from time to time.

1.31      Fund means the means the fund consisting of After-Tax Contributions, Before-Tax Contributions, Company Matching Contributions, Retirement Contributions, rollovers and all investment earnings and losses thereon.  The Fund shall be comprised of numerous different investment options.  The Investment Committee may change or add investment options to the Plan from time to time.

1.32      Highly Compensated Employee or HCE means any Employee or former Employee of the Company or an Affiliated Employer (whether or not eligible for participation in the Plan) as follows:

(a)        A highly compensated active Employee includes any Employee who (1) was a 5% owner (as defined in Code Section 416(i)(1)) of the Company or an Affiliated Employer at any time during the current or preceding year, or (2) for the preceding year, had Compensation from the Company or an Affiliated Employer in excess of $80,000 (as adjusted pursuant to Code Section 414(q)).

(b)        A former Employee will be treated as a Highly Compensated Employee if:  (1) such Employee was a Highly Compensated Employee when such Employee separated from service, or (2) such Employee was a Highly Compensated Employee at any time after attaining age 55.

(c)        For purposes of this Section 1.32 , Compensation means compensation within the meaning of Code Section 415(c)(3).  The determination will be made without regard to Code Sections 125, 132(f), 402(g)(3), and 457, and in the case of Employer

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 contributions made pursuant to a salary reduction agreement, without regard to Code Section 403(b).

(d)        The determination of who is a Highly Compensated Employee, including the determinations of the number and identity of Employees in the top paid group, will be made in accordance with Code Section 414(q) and applicable Regulations.

1.33      Hour of Service means:

(a)        Each hour for which an Employee is paid or entitled to be paid for the performance of duties for the Company or an Affiliated Employer;

(b)        Each hour for which an Employee is paid or entitled to be paid by the Company or an Affiliated Employer, whether or not the employment relationship has terminated, on account of a period during which no duties were performed due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or Leave of Absence, but not more than 501 hours for any single continuous period; and

(c)        Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Company or an Affiliated Employer, excluding any hour credited under subsections (a) or (b) above, which shall be credited to the computation period or periods to which the award, agreement or payment pertains rather than to the computation period in which the award, agreement or payment is made.

No hours shall be credited on account of any period during which the Employee performs no duties and receives payment solely for the purpose of complying with unemployment compensation, workers’ compensation or disability insurance laws.  Hours of Service are also not required to be credited for a payment which solely reimburses an Employee for medical or medically related expenses incurred by the Employee.  The Hours of Service credited shall be determined as required by Title 29 of the Code of Federal Regulations, Section 2530.200b-2(b) and (c).

1.34      Income means the amount of income to be returned with any excess deferrals or excess contributions under Section 3.1 or Section 3.6 as determined in accordance with regulations prescribed by the Secretary of the Treasury under the provisions of Code Sections 402(g) and 401(k).

1.35      Investment Committee means the Rio Tinto America Savings Plan Investment Committee.

1.36      Leased Employee means any person (other than a person described in Code Section 414(n)(5) who is not otherwise an Employee of the Company or an Affiliated Employer and who provides services to the Company or an Affiliated Employer (the “Recipient”)) if:

(a)       Such services are provided pursuant to an agreement between the Recipient and a “leasing organization”;

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(b)       Such person has performed such services for the Recipient (or the Recipient and an Affiliated Employer) on a substantially full-time basis for a period of at least one year; and

(c)       Such services are performed under primary direction or control by the Recipient.

1.37      Leave of Absence means an absence authorized by the Company under its standard personnel practices as applied in a uniform and nondiscriminatory manner to all persons similarly situated, including, without limitation, an absence for the birth, adoption or placement of a child, to care for a spouse or an immediate family member with a serious illness or for the Employee’s own illness pursuant to the Family and Medical Leave Act of 1993 and its regulations.

1.38      Non-Highly Compensated Employee or NHCE means an Employee of the Company or an Affiliated Employer who is not a Highly Compensated Employee.

1.39      Normal Retirement Age means age 65.

1.40      Participant means any person included for participation in the Plan as provided in Article 2 and any person who continues to have rights or continued rights under the Plan.

1.41      Plan means the U.S. Borax Inc. 401(k) Savings & Retirement Contribution Plan for Represented Employees, as set forth in this document, as amended from time to time.  Prior to May 17, 2010, the Plan was known as the U.S. Borax Inc. 401(k) Plan for Hourly Employees.

1.42      Plan Administrator means the Administrative Committee as provided for in Article 9.

1.43      Plan Year means a 12-month period beginning each January 1 and ending each December 31.

1.44      Prior Plan means this Plan which was in effect immediately prior to January 1, 2014 and any plan that was a predecessor to the Prior Plan.

1.45      Reemployment Commencement Date means the date an Employee is first credited with an Hour of Service following a break in service.

1.46      Retirement Contributions means Company non-elective contributions made pursuant to Section 3.4.

1.47      Retirement Contributions Account means a Participant’s Account hereunder which shall be credited with any Retirement Contributions made on behalf of the Participant, and any investment income and losses thereon.

1.48      Rollover Account means a Participant’s before-tax and after-tax account into which shall be credited rollovers made to the Plan pursuant to Section 3.9 and investment income and losses thereon.

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1.49      Rollover Contributions means a Participant’s rollover contributions made pursuant to Section 3.9.

1.50      Sponsor means U.S. Borax, Inc.

1.51      Spousal Consent means written notarized consent given by a Participant’s Spouse to the Participant’s election specifying a form of benefit, as well as designating the Participant’s Beneficiary.  The specified form or designated Beneficiary shall not be changed unless further Spousal Consent is given or unless the Spouse expressly waives the right to consent to any future changes.  Spousal Consent shall be applicable only to the particular Spouse who provides such consent.

1.52      Spouse means an individual who is legally married to a Participant as recognized under federal tax law.

1.53      Statutory Compensation means:

(a)        for the purposes of Section 1.32 (definition of Highly Compensated Employee), compensation as defined under Section 1.414(s)-1(c)(2) of the Income Tax Regulations, plus amounts contributed on a before-tax basis in accordance with Code Sections 125, 402(e)(3), 402(h), or 403(b) (and effective January 1, 2001 Code Section 132(f)).  “Statutory Compensation” recognized for any Plan Year shall be limited to compensation described in the preceding sentence paid for such Plan Year or within 2½ months after the end of such Plan Year; provided, however, that amounts received following severance from employment may be taken into account during the 2½ month-period only if it would have been paid to the Participant if the Participant had continued in employment; and

(b)        for the purposes of Sections 1.3 (definition of Actual Deferral Ratio), and 3.6 (Actual Deferral Percentage Test), compensation as defined under Sections 1.414(s)-1(c)(2) or 1.414(s)-1(c)(3) of the Income Tax Regulations.  As permitted under such regulations, compensation under this Section 1.53(b) may or may not include amounts contributed on a before-tax basis in accordance with Code Sections 125, 132(f), 402(e)(3), 402(h), or 403(b).  However, in no event may compensation under this Section 1.53 exceed the Annual Dollar Limit for the Plan Year.

(c)        Effective for Plan Years and “limitation years” beginning on and after January 1, 2003, amounts under a plan described in Code Section 125 include any amounts not available to a Participant in cash in lieu of group health coverage because the Participant is unable to certify that he or she has other health coverage. An amount will be treated as an amount under Code Section 125 only if the Company does not request or collect information regarding the Participant’s other health coverage as part of the enrollment process for the health plan.

1.54      Trustee means the trustee that holds the funds of the Plan, as provided in Article 10.

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1.55      Union means for Boron Hourly Employees, the Local 30-International Longshoremen’s and Warehousemen’s Union, and for Wilmington Hourly Employees, the Local 20A- International Longshoremen’s and Warehousemen’s Union.

1.56      Union Representative means the Union President and Secretary of Local 30-International Longshoremen’s and Warehousemen’s Union.

1.57      Valuation Date means the date or dates in each calendar month on which any valuation is made.  Procedures shall be established for determining Valuation Dates, which shall apply for allocations, withdrawals, distributions or other relevant purposes.  Valuation Dates need not be the same for all purposes.

1.58      Vested Portion means the portion of the Accounts in which the Participant has a nonforfeitable interest, as provided in Article 6.

1.59      Wilmington Hourly Employee means a Wilmington represented hourly Employee of the Company.

1.60      Wilmington Hourly Participant means a Participant who is a Wilmington Hourly Employee.

1.61      Year of Service means a 12-month period (measured initially from the Employee’s Employee Commencement Date or, if applicable, Reemployment Commencement Date, to the first anniversary of such date, and thereafter to each successive anniversary date) during which an Employee earns at least 1,000 Hours of Service.

The following rules shall apply in determining a Participant’s Years of Service, if the Participant is reemployed by the Company or an Affiliated Employer after one or more Breaks-in-Service.

(a)        In the case of a Participant who is reemployed before the occurrence of 5 consecutive Breaks-in-Service, both pre-break and post-break Years of Service will count in vesting the Participant’s Account.

(b)        In the case of Participant who is re-employed after the occurrence of 5 or more consecutive Breaks-in-Service, his or her pre-break Years of Service will not be counted in determining unless he or she had a nonforfeitable interest in his or her Account prior to the Break-in-Service.

*  *  *  *  End of Article 1  *  *  *  *

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Article 2.
Eligibility and Participation

2.1       Eligibility.

(a)        Each Eligible Employee who shall have been included in the Prior Plan and each former Employee who maintained an Account balance in the Prior Plan on the Effective Date shall automatically became a Participant in the Plan.

(b)        Each other Employee shall become eligible to participate in the Plan as follows:

(1)        With respect to the component of the Plan providing for After-Tax Contributions, Before-Tax Contributions and Company Matching Contributions, on the later of –

(A)       his Employment Commencement Date if he is a Wilmington Hourly Employee; or
(B)       the first day of the month after his Employment Commencement Date if he is a Boron Hourly Employee; or
(C)       for all other Employees, the date he becomes an Eligible Employee.

(2)        With respect to the component of the Plan providing for Retirement Contributions –

(A)       the first day of the pay period following 60 days after the Employee’s Employment Commencement Date as a Boron Hourly Employee; or
(B)       January 1, 2011 if the Employee is described in Section 1.27(b) or
(C)       the first day of the pay period following 60 days after the Employee’s Employment Commencement Date as a Wilmington Hourly Employee.

(c)        If an Employee is rehired, he shall be eligible to participate (or re-enroll) in the Plan on (i) his Reemployment Commencement Date, or (ii) the date he becomes an Eligible Employee, whichever occurs later.

2.2       Participation.

(a)        An Eligible Employee shall become a Participant in the component of the Plan described in Section 2.1(b)(1) as of the date after he satisfies the requirements of Section 2.1(b)(1) and after the date he files an enrollment form with the Company authorizing the Company to make After-Tax Contributions and/or Before-Tax Contributions on his behalf through payroll deductions.

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(b)        An Eligible Employee shall become a Participant in the component of the Plan described in Section 2.1(b)(2) (providing for Retirement Contributions) -

(1)        as of the date coinciding with or next following  the date the Employee satisfied the requirements of Section 2.1(b)(2)(A), or

(2)        as of January 1, 2011 if the Employee is described in Section 1.27(b), or

(3)        as of the date coinciding with or next following  the date the Employee satisfied the requirements of Section 2.1(b)(2)(C),

provided, in each case, the Employee is still an Eligible Employee as of such date.

2.3       Transferred Participants.

(a)        A Participant who remains in the employ of the Company or an Affiliated Employer but who ceases to be an Eligible Employee shall continue to be an inactive Participant in the Plan but shall not be eligible to make After-Tax Contributions, Before-Tax Contributions or Rollover Contributions or be credited with an allocation of Company Matching Contributions or Retirement Contributions while his employment status is other than that of an Eligible Employee.

(b)        An Employee who transfers from salaried status or an Affiliated Employer and becomes an Eligible Employee shall become eligible to participate in the Plan on (i) the date he transfers from non-covered employment, or (ii) the date he becomes an Eligible Employee, whichever occurs later.  An Eligible Employee under this subsection (b) shall become eligible to participate in the Plan with respect to Retirement Contributions 60 days following the date the Employee becomes an Eligible Employee.

(c)        A Participant who transfers to an Affiliated Employer who is participating in the RTAI 401(k) Savings Plan & Investment Partnership Plan shall, in the discretion of the Administrative Committee, have the value of his Accounts transferred directly to such plan in a plan-to-plan transfer.  In the event of such transfer, the Participant shall have no further rights to benefits under the Plan.

2.4       Termination of Participation.

An Eligible Employee’s participation in the Plan shall terminate on the date he terminates employment with the Company or an Affiliated Employer unless the Participant is entitled to benefits under the Plan, in which event his participation shall terminate when all those benefits have been distributed to him.

2.5       Participation after Reemployment.

A Participant who has terminated from employment will again become a Participant with respect to After-Tax Contributions and Before-Tax Contributions on his or her Reemployment Commencement Date, and with respect to Retirement Contributions if the

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Participant has not incurred 5 consecutive Breaks-in-Service as of his Reemployment Commencement Date.  If the Participant incurs 5 consecutive Breaks-in-Service prior to his Reemployment Commencement Date, he must satisfy Section 2.1(b)(2) order to be eligible for Retirement Contributions.

* * * * End of Article 2 * * * *

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Article 3.
Contributions

3.1       Participant’s Contributions.

(a)        Contribution Limits.

(1)        A Boron Hourly Participant shall be permitted to contribute to the Plan not less than 1% or more than 30% of his Compensation in whole percentages on either (A) an after-tax basis (“After-Tax Contributions”) or (B) a before-tax basis (“Before-Tax Contributions”), or (C) a combination of both.

(2)        A Wilmington Hourly Participant shall be permitted to contribute to the Plan not less than 1% or more than 30% of his Compensation in whole percentages as either (A) After-Tax Contributions or (B) Before-Tax Contributions, or (C) a combination of both.

Notwithstanding the foregoing provisions of this subsection (a), contributions of less than 1% of Compensation may be processed if a Participant is reaching any of the limitations described in the preceding provisions of this subsection, but in no event shall such limitations be exceeded, except as otherwise permitted under Section 3.1(e) (relating to age-50 catch-up contributions).

A Participant who is no longer an Eligible Employee must re-enroll in the Plan and make a new election under this Section 3.1 after becoming an Eligible Employee.

(b)        Notwithstanding the foregoing, in no event shall a Participant’s Before-Tax Contributions in a calendar year exceed the dollar limitation contained in Code Section 402(g) in effect for such calendar year.  If a Participant’s Before-Tax Contributions in a calendar year reach that dollar limitation, his election of Before-Tax Contributions for the remainder of the calendar year shall be changed to After-Tax Contributions.  As of the first payroll period of the following calendar year, the Participant’s election of Before-Tax Contributions shall again become effective in accordance with his previous election.

(c)        If the sum of the Participant’s Before-Tax Contributions and before-tax contributions to any other qualified defined contribution plan maintained by the Company or an Affiliated Employer exceeds the dollar limitation described in Section 3.1(b), the excess (“excess deferrals”) over such dollar limitation, together with Income thereon, shall be returned to the Participant no later than the April 15 following the end of the calendar year in which the excess deferrals were made, and the Participant shall be deemed to have elected to receive such return of his excess deferrals.

(d)        If a Participant makes before-tax contributions under another employer’s qualified defined contribution plan or simplified employee pension plan for any calendar year and those contributions, when added to his Before-Tax Contributions under the Plan, exceed the dollar limitation described in Section 3.1(b) for that calendar year, the

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Participant may determine that such excess deferrals shall apply to the Plan.  In that event the excess deferrals, together with Income thereon, shall be returned to the Participant no later than the April 15 following the end of the calendar year in which the excess deferrals were made.  However, the Plan shall not return such excess deferrals unless the Participant notifies the Company in writing, by March 1 of that following calendar year of the amount of excess deferrals allocated to the Plan.

(e)        All Employees who are eligible to make contributions under Section 3.1(a) and who have or will have attained age 50 before the close of the Plan Year shall be eligible to make catch-up contributions in accordance with, and subject to the limitations of, Code Section 414(v).  A Participant’s authorization to make a Catch-Up Contribution shall remain in effect until revoked or changed by the Participant.  Such catch-up contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Code Sections 402(g) and 415.  The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Code Section 401(k)(3), 401(k)(11), 401(k)(12), 410(b) or 416, as applicable, by reason of the making of such catch-up contributions.

(f)        Participant After-Tax Contributions and Before-Tax Contributions shall be made according to rules prescribed by the Administrative Committee as soon as administratively practicable only after the Participant has authorized the deduction of such contributions from his Compensation.  Such authorization shall remain in effect until revoked or changed by the Participant.  The Participant may change such authorization in accordance with Section 3.2.  A Participant who is no longer an Eligible Employee must re-enroll in the Plan and make a new election under this Section 3.1 after becoming an Eligible Employee.

3.2       Change or Suspension in After-Tax and Before-Tax Contributions.  A Participant may change the rate of his After-Tax or Before-Tax Contributions by providing notice in accordance with procedures established by the Administrative Committee.  Such change shall be effective as soon as administratively practicable following such notification.  To be effective, any authorization, change of authorization, or notice of revocation must be submitted in accordance with procedures established by the Administrative Committee according to such restrictions and requirements as the Administrative Committee prescribes.  The Participant may resume making After-Tax or Before-Tax Contributions at anytime by providing notice accordance with procedures established by the Administrative Committee.  There shall be no make-up of contributions that could have been made during any period of suspension.

3.3       Company Matching Contributions.  The Company shall contribute to the Plan on behalf of each Participant who is covered under a collective bargaining agreement providing for matching contributions an amount equal to:

(a)        For a Boron Hourly Participant, 30% of the Participant’s After-Tax Contributions and/or Before-Tax Contributions which, when combined, are not in excess of 5% of the Participant’s Compensation per payroll period; provided, however, that in no

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event shall Company Matching Contributions under this Section 3.3(a) exceed 1.5% of the Participant’s Compensation per payroll period.

(b)        For a Wilmington Hourly Participant, 35% of the Participant’s After-Tax Contributions and/or Before-Tax Contributions which, when combined, are not in excess of 5% of the Participant’s Compensation per payroll period; provided, however, that in no event shall Company Matching Contributions under this Section 3.3(b) exceed 1.75% of the Participant’s Compensation per payroll period.

3.4       Retirement Contributions.  This Section shall apply to Boron Hourly and Wilmington Hourly Employees.

(a)        The Company shall make Retirement Contributions on behalf of each Participant in this component of the Plan equal to 4% of the Participant’s Adjusted Compensation as defined below.  For purposes of the preceding sentence, the phrase “Adjusted Compensation” shall mean base wages, excluding overtime, shift differentials, any extraordinary items such as tool allowances or any expense reimbursements, ratification bonuses, gifts and awards paid to or on behalf of the Participant, and severance paid after termination of employment.  “Adjusted Compensation” shall be recognized under this Section 3.4 with respect to a Participant only during the period the Employee is a Participant in this component of the Plan.  Retirement Contributions made on behalf a Participant shall be allocated to the Participant’s Retirement Contributions Account.  If the Company and a Participant enter into an arbitration agreement and the arbitration agreement so provides, Adjusted Compensation will also include back pay.

(b)        Notwithstanding the foregoing provisions of this Section 3.4, when a Participant incurs a Disability, no Retirement Contributions shall be made under this Section on behalf of the Participant for the period of such Disability, which shall be deemed to commence as of the injury date giving rise to the Disability and end if and when the Participant returns to active service as an Eligible Employee.  No Retirement Contributions shall be made under this Section on behalf of the Participant for the period the Participant is receiving state disability income and/or is on long-term disability under the Company’s long-term disability policy.

3.5       Timing of Contributions.  Contributions made in accordance with Sections 3.1, 3.3 and 3.4 shall be forwarded to the Trustee as soon as practicable after the end of each payroll period but in no event later than the due dates specified in applicable Department of Labor regulations.

3.6       Actual Deferral Percentage Test.

(a)        The “Primary Test”.  The Actual Deferral Percentage for Highly Compensated Employees who are Participants or eligible to become Participants shall not exceed the Actual Deferral Percentage for the preceding Plan Year for all Non-Highly Compensated Employees who are Participants or eligible to become Participants multiplied by 1.25.

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(b)        The “Alternative Test”.  If the Actual Deferral Percentage for Highly Compensated Employees who are Participants or eligible to become Participants does not meet the test described in Section 3.6(a), the following “alternative test” shall be applied: the Actual Deferral Percentage for Highly Compensated Employees who are Participants or eligible to become Participants shall not exceed the lesser of:

(1)        The Actual Deferral Percentage for the preceding Plan Year for all Non-Highly Compensated Employees who are Participants or eligible to become Participants plus two percentage points; or

(2)        The Actual Deferral Percentage for the preceding Plan Year for all Non-Highly Compensated Employees who are Participants or eligible to become Participants multiplied by 2.0.

(c)        Notwithstanding the provisions contained in Section 3.6(a) and 3.6(b), the Company may elect to use the Actual Deferred Percentage for Non-Highly Compensated Employees for the current Plan Year rather than the preceding Plan Year provided that such election must be evidenced by a Plan amendment and once made may not be changed except as provided by the Secretary of the Treasury.

(d)        If the Company determines that the limitations described in this Section 3.6 have been exceeded in any Plan Year, the Company shall determine the amount of “Excess Contributions” for each Participant who is a Highly Compensated Employee in the following manner:

(1)        The Actual Deferral Ratio of the Highly Compensated Employee with the highest Actual Deferral Ratio shall be reduced to the extent necessary to meet the Actual Deferral Percentage Test or to cause such ratio to equal the Actual Deferral Ratio of the Highly Compensated Employee with the next highest ratio. This process will be repeated until the Actual Deferral Percentage Test is passed. Each ratio shall be rounded to the nearest one one‑hundredth of one percent of the Participant’s Statutory Compensation. The amount of Before-Tax Contributions made by each Highly Compensated Employee in excess of the amount permitted under his or her revised Actual Deferral Ratio shall be added together. This total dollar amount of Excess Contributions shall then be allocated to some or all Highly Compensated Employees in accordance with the provisions of paragraph (ii) below.

(2)        The Before-Tax Contributions of the Highly Compensated Employee with the highest dollar amount of Before-Tax Contribution shall be reduced by the lesser of (A) the amount required to cause that to equal the dollar amount of the Before-Tax Contribution of the Highly Compensated Employee with the next highest dollar amount of Before-Tax Contributions, or (B) an amount equal to the total Excess Contributions. This procedure is repeated until all Excess Contributions are allocated. The amount of Excess Contributions allocated to a Highly Compensated Employee, together with Income thereon,

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shall be distributed to him in accordance with the provisions of  Section 3.6(e).

(e)        If, at the end of the Plan Year, a Participant or class of Participants has Excess Contributions (determined in accordance with Section 3.6(d)), the amount of Excess Contributions allocated to a Highly Compensated Employee shall be distributed to him as follows:

The Excess Contributions, together with Income thereon, allocated to a Participant shall be paid to the Participant before the close of the Plan Year following the Plan Year in which the Excess Contributions were made, and to the extent practicable, within 2 ½ months of the close of the Plan Year in which the Excess Contributions were made.  However, any Excess Contributions for any Plan Year shall be reduced by any Before-Tax Contributions previously returned to the Participant under Section 3.1 for that Plan Year. In the event any Before-Tax Contributions returned under this Section 3.6 were matched by Company Matching Contributions, such corresponding Company Matching Contributions with Income thereon shall be forfeited and used to reduce future Company Matching Contributions.

The Plan will not calculate and distribute allocable Income for the gap period (i.e., the period after the close of the Plan Year in which the excess contribution or excess aggregate contribution occurred and prior to the distribution).

(f)        The Company may implement rules limiting Before-Tax Contributions that may be made on behalf of any Participant or class of Participants so that the provisions of this Section 3.6 are satisfied.

(g)        The Actual Deferral Ratio of any Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have elective contributions (as defined in Treasury Regulation 1.401(k)-6) (and qualified non-elective contributions and/or qualified matching contributions, if treated as elective contributions for purposes of the ADP test) allocated to such Participant’s accounts under 2 or more cash or deferred arrangements described in Code Section 401(k) that are maintained by the same employer shall be determined as if such elective contributions (and, if applicable, such qualified non-elective contributions and/or qualified matching contributions) were made under a single arrangement.  If an HCE participates in 2 or more cash or deferred arrangements of the employer that have different Plan Years, then all elective contributions made during the Plan Year being tested under all such cash or deferred arrangements shall be aggregated, without regard to the plan years of the other plans.  Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under the Treasury Regulations promulgated under Code Section 401(k).

3.7       Additional Discrimination Provisions.

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(a)        The Administrative Committee may authorize that qualified nonelective contributions (as described under Section 1.401(k)‑6) of the Income Tax Regulations) shall be made for a Plan Year and shall be allocated in such amounts and to such Participants who are Non-Highly Compensated Employees as the Administrative Committee determines.  The Company shall establish such separate accounts as may be necessary.  Qualified nonelective contributions shall be 100% nonforfeitable when made and shall not be available for withdrawal under Article 7.  Qualified nonelective contributions made for the Plan Year may be used to satisfy the tests described in Section 3.6, subject to the limitations set forth below.  Except as otherwise provided below, qualified nonelective contribution may be taken into account in determining the Actual Deferral Ratio of the Nonhighly‑Compensated Employees for the preceding Plan Year under Section 3.6 provided the contributions are credited to Participants Accounts no later than the last day of the preceding Plan Year and are contributed to the Plan no later than the last day of the Plan Year being tested.

(b)        Qualified non-elective contributions cannot be taken into account in determining the Actual Deferral Ratio for a Plan Year for a Non-Highly Compensated Employee (NHCE) to the extent such contributions exceed the product of that NHCE’s Statutory Compensation and the greater of 5% or 2 times the Plan’s representative contribution rate.  For purposes of this Section:

(1)        The Plan’s “representative contribution rate” is the lowest “applicable contribution rate” of any eligible NHCE among a group of eligible NHCEs that consists of half of all eligible NHCEs for the Plan Year (or, if greater, the lowest “applicable contribution rate” of any eligible NHCE who is in the group of all eligible NHCEs for the Plan Year and who is employed by the Employer on the last day of the Plan year), and

(2)        The “applicable contribution rate” for an eligible NHCE is the sum of the Qualified Matching Contributions (as defined in Regulation Section 1.401(k)-6) taken into account in determining the Actual Deferral Ratio for the eligible NHCE for the Plan Year and the Qualified Non-Elective Contributions made for the eligible NHCE for the Plan Year, divided by the eligible NHCE’s Statutory Compensation for the same period.

(c)        Qualified non-elective contributions cannot be taken into account to determine an Actual Deferral Ratio to the extent such contributions are taken into account for purposes of satisfying any other ADP test, any ACP test, or the requirements of Treasury Regulation Sections 1.401(k)-3, 1.401(m)-3 or 1.401(k)-4.

(d)        If any Highly Compensated Employee is a participant of another qualified plan of the Company or an Affiliated Employer, other than an employee stock ownership plan described in Code Section 4975(e)(7), under which deferred cash contributions are made on behalf of the Highly Compensated Employee or under which the Highly Compensated Employee makes after-tax contributions, the Administrative Committee shall implement rules to take into account all such contributions for the Highly Compensated Employee under all such plans in applying the limitations of

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 Section 3.6.  Such rules shall be uniformly applicable to all Employees similarly situated.

(e)        If the Company elects to apply the provisions of Section 410(b)(4)(B) to satisfy the requirements of Code Section 401(k)(3)(A)(i), the Company may apply the provisions of Sections 3.6, by excluding from consideration all eligible employees (other than Highly Compensated Employees) who have not met the minimum age and service requirements of Code Section 410(a)(1)(A).

(f)        In the event that the Plan is aggregated with one or more other plans to satisfy the requirements of Code Sections 401(a)(4) and 410(b) (other than for purposes of the average benefit percentage test) or if one or more other plans is aggregated with the Plan to satisfy the requirements of such sections of the Code, then the provisions of Sections 3.6 shall be applied by determining the Actual Deferral Percentage of employees as if all such plans were a single plan.  If this Plan is permissively aggregated with any other plan or plans for purposes of satisfying the provisions of Code Section 401(k)(3), the aggregated plans also must satisfy the provisions of Code Sections 401(a)(4) and 410(b) as though they were a single plan.  Plans may be aggregated under this Section 3.7(f) only if they have the same plan year.

3.8       Maximum Annual Additions.

(a)        The annual addition to a Participant’s Accounts for any Plan Year, which shall be considered the “limitation year” for purposes of Code Section 415, when added to the Participant’s annual addition for that Plan Year under any other qualified plan of the Company or an Affiliated Employer, shall not exceed an amount that is equal to the lesser of (i) 100% of the Participant’s aggregate remuneration for that Plan Year, or (ii) $40,000.  The 100 percent limit referenced in the previous sentence shall not apply to any contribution for medical benefits after separation from service (within the meaning of Code Sections 401(h) or 419A(f)(2)) that is otherwise treated as an annual addition.

(b)        For purposes of this Section 3.8, the “annual addition” to a Participant’s Accounts under the Plan or any other qualified plan maintained by the Company or an Affiliated Employer for the Plan Year shall include:

(1)        Total contributions, including After-Tax Contributions, Before-Tax Contributions and Company Matching Contributions made on the Participant’s behalf by the Company to the Plan or contributions made to any other qualified defined contribution plan maintained by the Company or an Affiliated Employer;

(2)        Forfeitures that have been allocated under any other qualified defined contribution plan maintained by the Company or any Affiliated Employer;

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(3)        Voluntary or mandatory contributions made by the Participant under any qualified defined benefit plan maintained by the Company or any Affiliated Employer; and

(4)        Contributions made on a Participant’s behalf to an “individual medical benefit account” under a qualified pension or annuity plan maintained by the Company or any Affiliated Employer, as described and to the extent required under Code Section 415(l).

The phrase “annual additions” shall not include restorative payments. A “restorative payment” is a payment made to restore losses to a Plan resulting from actions by a fiduciary for which there is reasonable risk of liability for breach of a fiduciary duty under ERISA or under other applicable federal or state law, where Participants who are similarly situated are treated similarly with respect to the payments. Generally, payments are restorative payments only if the payments are made in order to restore some or all of the Plan’s losses due to an action (or a failure to act) that creates a reasonable risk of liability for such a breach of fiduciary duty (other than a breach of fiduciary duty arising from failure to remit contributions to the Plan). This includes payments to a Plan made pursuant to a Department of Labor order, the Department of Labor’s Voluntary Fiduciary Correction Program, or a court‑approved settlement, to restore losses to a qualified defined contribution plan on account of the breach of fiduciary duty (other than a breach of fiduciary duty arising from failure to remit contributions to the Plan). Payments made to the Plan to make-up for losses due merely to market fluctuations and other payments that are not made on account of a reasonable risk of liability for breach of a fiduciary duty under ERISA are not restorative payments and generally constitute contributions that are considered “annual additions”.

(c)        For purposes of this Section 3.8, the term “remuneration” with respect to any Participant shall mean the wages, salaries and other amounts paid with respect to that Participant by the Company or any Affiliated Employer for personal services actually rendered, and shall include amounts contributed by the Company or an Affiliated Employer pursuant to a salary reduction agreement which are not includible in the gross income of the Employee under Code Sections 125, 132(f)(4), 402(g)(3) or 457, but excluding:

(1)        Company Matching Contributions to the Plan or to any other deferred compensation plan maintained by the Company or any Affiliated Employer;

(2)        Amounts realized from the exercise of a non-qualified stock option;

(3)        Amounts realized when restricted stock is no longer subject to substantial risk of forfeiture;

(4)        Amounts realized from the disposition of a qualified stock option; or

(5)        Other amounts that receive special tax benefits.

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“Remuneration” recognized in any limitation year shall be limited to remuneration paid in such limitation year or within 2½ months after the end of such limitation year; provided, however, that amounts received following severance from employment may be taken into account during the 2½ month-period only if they would have been paid to the Participant if the Participant had continued in employment.

(d)        If the annual additions to a Participant’s Accounts for any Plan Year would otherwise exceed the limitation set forth in Section 3.8(a), the excess annual additions to such Participant’s Accounts for such Plan Year shall be reduced to the extent necessary in the following order:

(1)        The Participant’s unmatched After-Tax Contributions shall be reduced to the extent necessary.  The amount of the reduction shall be returned to the Participant, together with any earnings on those contributions to be returned.

(2)        The Participant’s unmatched Before-Tax Contributions shall be reduced to the extent necessary.  The amount of the reduction shall be returned to the Participant, together with any earnings on those contributions to be returned.

(3)        The Participant’s matched After-Tax Contributions and corresponding Company Matching Contributions shall be reduced to the extent necessary.  The amount of the reduction attributable to the Participant’s matched After-Tax Contributions shall be returned to the Participant, together with any earnings on those contributions to be returned, and the amount attributable to the Company Matching Contributions shall be forfeited and used to reduce future Company Matching Contributions.

(4)        The Participant’s matched Before-Tax Contributions and corresponding Company Matching Contributions shall be reduced to the extent necessary.  The amount of the reduction attributable to the Participant’s matched Before-Tax Contributions shall be returned to the Participant, together with any earnings on those contributions to be returned, and the amount attributable to the Company Matching Contributions shall be forfeited and used to reduce future Company Matching Contributions.

(e)       The “limitation year” may only be changed by a Plan amendment. Furthermore, if the Plan is terminated effective as of a date other than the last day of the Plan’s “limitation year”, then the Plan is treated as if the Plan had been amended to change its “limitation year”.

(f)       Effective for limitation years commencing on or after July 1, 2007, the following additional rules shall apply:

(1)        All defined contribution plans (without regard to whether a plan has been terminated) ever maintained by the Employer (or a “predecessor employer”) under which the Participant receives “annual additions’ are treated as one defined contribution plan. For purposes of this Section, the term “Employer”

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means the Company and all members of a controlled group or an affiliated service group that includes the Employer (within the meaning of Code Sections 414(b), (c), (m) or (o)), except that for purposes of this Section, the determination shall be made by applying Code Section 415(h), and shall take into account tax‑exempt organizations under Regulation Section 1.414(c)‑5, as modified by Regulation Section 1.415(a)-1(f)(1). For purposes of this Section:

(A)       A former Employer is a “predecessor employer” with respect to a Participant in a Plan maintained by an Employer if the Employer maintains a Plan under which the Participant had accrued a benefit while performing services for the former Employer, but only if that benefit is provided under the Plan maintained by the Employer. For this purpose, the formerly affiliated plan rules in Regulation Section 1.415(f)‑1(b)(2) apply as if the Employer and predecessor Employer constituted a single employer under the rules described in Regulation Section 1.415(a)‑1(f)(1) and (2) immediately prior to the cessation of affiliation (and as if they constituted two, unrelated employers under the rules described in Regulation Section 1.415(a)‑1(f)(1) and (2) immediately after the cessation of affiliation) and cessation of affiliation was the event that gives rise to the predecessor employer relationship, such as a transfer of benefits or plan sponsorship.
(B)       With respect to an Employer of a Participant, a former entity that antedates the Employer is a “predecessor employer” with respect to the Participant if, under the facts and circumstances, the Employer constitutes a continuation of all or a portion of the trade or business of the former entity.

(2)        Break‑up of an affiliated employer or an affiliated service group.  For purposes of aggregating plans for Code Section 415, a “formerly affiliated plan” of an Employer is taken into account for purposes of applying the Code Section 415 limitations to the Employer, but the formerly affiliated plan is treated as if it had terminated immediately prior to the “cessation of affiliation.” For purposes of this paragraph, a “formerly affiliated plan” of an Employer is a plan that, immediately prior to the cessation of affiliation, was actually maintained by one or more of the entities that constitute the Employer (as determined under the employer affiliation rules described in Regulation Section 1.415(a)‑1(f)(1) and (2)), and immediately after the cessation of affiliation, is not actually maintained by any of the entities that constitute the Employer (as determined under the employer affiliation rules described in Regulation Section 1.415(a)‑1(f)(1) and (2)). For purposes of this paragraph, a “cessation of affiliation” means the event that causes an entity to no longer be aggregated with one or more other entities as a single employer under the employer affiliation rules described in Regulation Section 1.415(a)‑1(f)(1) and (2) (such as the sale of a subsidiary outside a controlled group), or that causes a plan to not actually be maintained by any of the

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entities that constitute the Employer under the employer affiliation rules of Regulation Section 1.415(a)‑ 1(f)(1) and (2) (such as a transfer of plan sponsorship outside of a controlled group).

(3)        Midyear Aggregation. Two or more defined contribution plans that are not required to be aggregated pursuant to Code Section 415(f) and the Regulations thereunder as of the first day of a “limitation year” do not fail to satisfy the requirements of Code Section 415 with respect to a Participant for the “limitation year” merely because they are aggregated later in that “limitation year”, provided that no “annual additions” are credited to the Participant’s Account after the date on which the plans are required to be aggregated.

3.9       Rollovers.

(a)        With the permission of the Company or Administrative Committee and without regard to any limitations on contributions set forth in this Plan, the Plan may receive from an active Participant or from an Eligible Employee who is not yet a Participant, in cash, on an after-tax or before-tax basis, any portion of:

(1)        An “eligible rollover distribution,” as defined in Code Section 402(f)(2)(A), paid to the Participant (or Eligible Employee) provided that the Participant (or Eligible Employee) pays over such amount to the Trustee on or before the 60th day after the day it was received by the Participant (or Eligible Employee);

(2)        An “eligible rollover distribution,” as defined in Code Section 402(f)(2)(A), paid as a direct rollover to the Trustee on behalf of the Participant (or Eligible Employee) by a qualified trust described in Code Section 401(a), an annuity plan described in Code Section 403(a), an annuity contract described in Section 403(b) of the Code or an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state; and

(3)        A distribution described in Code Section 408(d)(3)(A)(ii) (as modified by Code Section 408(d)(3)(D)) from an individual retirement account or annuity paid to the Participant (or Eligible Employee) provided that the Participant (or Eligible Employee) pays over such amount to the Trustee on or before the 60th day after the day it was received by the Participant (or Eligible Employee).

(b)        Notwithstanding the foregoing, the Plan shall not accept any after-tax amounts under this Section, that is, amounts that would not be taxable to the Participant (or Eligible Employee) upon distribution from this Plan.

(c)        Upon approval by the Company the amount transferred to the Plan by the Participant (or Eligible Employee) shall be deposited by the Trustee and shall be credited to the

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Participant’s (or Eligible Employee’s) Rollover Account.  A Participant (or Eligible Employee) shall be 100% vested in his Rollover Account and such Rollover Account shall share in allocations of income, gains and losses from investment options.

(d)        Upon a transfer described in this Section by an Eligible Employee who is not a Participant, the Eligible Employee’s Rollover Account shall represent his sole interest in the Plan until he becomes a Participant.

(e)       The Company or Administrative Committee shall develop such other procedures and may require such information from a Participant (or Eligible Employee) desiring to make a rollover as it deems necessary or desirable to determine that the proposed rollover will meet the requirements of this Section and that the amount rolled over qualifies for rollover treatment pursuant to applicable provisions of the Code.

3.10      Makeup Contributions Related to Period of Uniformed Services Duty.

(a)       Without regard to any limitations on contributions set forth in this Article 3, a Participant who is reemployed after a period of service in the uniformed services of the United States and who is credited with an Hour of Service because of such service may elect to contribute to the Plan the Before-Tax Contributions, Catch-Up Contributions and/or After-Tax Contribution that could have been contributed to the Plan in accordance with the provisions of the Plan had he remained continuously employed by the Company throughout such period of absence (“make-up contributions”).  The amount of make up contributions shall be determined on the basis of the Participant’s Compensation in effect immediately prior to the period of absence, and the terms of the Plan at such time.  Any Before-Tax Contributions, Catch-Up Contributions and/or After-Tax Contributions so determined shall be limited as provided in this Article 3 with respect to the Plan Year or Plan Years to which such contributions relate rather than the Plan Year in which payment is made.  Any payment to the Plan described in this Section 3.10 shall be made during the period, beginning with the date of reemployment whose duration is the lesser of 3 times the period of absence or 5 years.  Investment earnings (or losses) on make-up contributions shall be credited commencing with the date the make-up contribution is made in accordance with the provisions of Article 4.

(b)        With respect to a Participant who makes the election described in Section 3.10(a), the Company shall make Company Matching Contributions on the make-up contributions in the amount described in the provisions of Sections 3.3, as in effect for the Plan Year to which such make-up contributions relate.  Company Matching Contributions under this Section 3.10(b) shall be made during the period described in Section 3.10(a).  Investment earnings (or losses) on Company Matching Contributions shall be credited commencing with the date the contributions are made in accordance with the provisions of Article 4.  Any limitations on Company Matching Contributions described in Section 3.3 shall be applied with respect to the Plan Year or Plan Years to which such contributions relate rather than the Plan Year or Plan Years in which payment is made.

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(c)       With respect to a Participant in the Retirement Contributions component of the Plan (regardless of whether such Participant elects to make make-up contribution to the Plan pursuant to Section 3.10(a)), the Company shall make Retirement Contributions in the amount described in the provisions of Section 3.4, as in effect for the Plan Year or Years in which such absence occurs.  Retirement Contributions under this Section 3.10(c) shall be made during the period described in Section 3.10(a).  Investment earnings (or losses) on such Retirement Contributions shall be credited commencing with the date the Retirement Contributions are made in accordance with the provisions of Article 4 and no adjustment shall be made for lost earnings or investment gains.  Any limitations on such contributions shall be applied with respect to the Plan Year or Plan Years to which such contributions relate rather than the Plan Year or Plan Years in which payment is made.

(d)        All contributions under this Section 3.10 are considered “annual additions” and shall be limited in accordance with the provisions of Section 3.8 with respect to the Plan Year or Plan Years to which such contributions relate rather than the Plan Year in which payment is made.

3.11      Return of Contributions.  Except as provided below, at no time shall any contributions (or portions thereof) revert to the Company prior to the discharge of all liabilities under the Plan.

(a)        If all or part of the Company’s deductions under Code Section 404 for contributions to the Plan are disallowed by the Internal Revenue Service, the portion of the contributions to which that disallowance applies shall be returned to the Company without interest but reduced by any investment loss attributable to those contributions.  The return shall be made within one year after the disallowance of the deduction.

(b)        The Company may recover without interest the amount of its contributions to the Plan made on account of a mistake of fact, reduced by any investment loss attributable to those contributions, if recovery is made within one year after the date of those contributions.

(c)        In the event that Before-Tax Contributions made under Section 3.1 are returned to the Company in accordance with the provisions of this Section 3.11, the elections to reduce compensation which were made by Participants on whose behalf those contributions were made shall be void retroactively to the beginning of the period for which those contributions were made.  The Before-Tax Contributions so returned shall be distributed in cash to those Participants for whom those contributions were made.

3.12      Catch-Up Contributions After Attainment of Age 50.  A Catch-Up Eligible Participant may, in accordance with and subject to the limitations of this Section 3.12, Section 414(v) of the Code and the procedures adopted by the Plan Administrator, be eligible to make Catch-Up Contributions. Such Catch-Up Contributions shall constitute Before-Tax Contributions and shall be made as follows:

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(a)        A Catch-Up Eligible Participant shall be subject to an “Adjusted Dollar Limit” for Before-Tax Contributions, in lieu of the dollar limit otherwise applicable pursuant to Section 3.1 and Section 402(g) of the Code (the “Regular 402(g) Limit”).  The “Adjusted Dollar Limit” for any year shall be the sum of the Regular 402(g) Limit for such year plus the “Applicable Dollar Amount” for such year under Section 414(v)(2)(B)(i) of the Code.  The “Applicable Dollar Amount” for the Plan Year beginning on January 1, 2014, is $5,500, and may be increased for future Plan Years in accordance with the applicable provisions of the Code.  Any amount contributed by a Participant as a Before-Tax Contribution for a Plan Year which is in excess of the Regular 402(g) Limit for such Plan Year, shall, to the extent of the Applicable Dollar Amount, automatically constitute a Catch-Up Contribution hereunder.

(b)        Any Catch-Up Eligible Participant whose Before-Tax Contributions for a Plan Year do not exceed the Regular 402(g) Limit, but whose After-Tax Contributions and Before-Tax Contributions reach the percentage limit of such Participant’s Compensation set forth in Section 3.1 (the “Percentage Limit”) or whose Annual Additions reach the limit described in Section 3.8 (the “415 Limit”), may elect, in such manner as the Plan Administrator shall prescribe, to make further Before-Tax Contributions in excess of such Percentage Limit and 415 Limit.  Such further Before-Tax Contributions shall constitute Catch-Up Contributions hereunder.

(c)        A Participant’s Catch-Up Contributions for a Plan Year shall not exceed the Participant’s Compensation for such Plan Year, reduced by any other elective deferrals of the Participant for the Plan Year.  In addition, a Participant’s Catch-Up Contributions for a Plan Year shall not exceed the Applicable Dollar Amount for such Plan Year.

(d)        Catch-Up Contributions made in accordance this Section 3.12 shall constitute Before-Tax Contributions and, except as provided hereunder or by applicable law, shall be subject to the provisions of this Plan generally applicable with respect to Before-Tax Contributions.  Without limiting the foregoing, the deposit of any Catch-Up Contributions shall be made no later than the 15th business day of the calendar month next following the month in which the cash Compensation with respect to which such reduction is effective would have been paid, Catch-Up Contributions shall be credited to the Participant’s Before-Tax Account and Catch-Up Contributions shall be subject to the same provisions related to vesting, investment and distribution as other Before-Tax Contributions credited to the Participant’s Before-Tax Account.

(e)        Notwithstanding anything in this Plan to the contrary, Catch-Up Contributions made in accordance with this Section 3.12 shall not be taken into account for purposes of the provisions of this Plan, implementing the required limitations of Sections 402(g) and 415 of the Code and this Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Section 401(k)(3), 401(k)(11), 401(k)(12), 410(b) or 416 of the Code, as applicable, by reason of the making of such Catch-Up Contributions.

* * * * End of Article 3 * * * *

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Article 4.
Investment of Contributions

4.1       Funds.  Contributions to the Plan shall be invested in one or more of the investment options under the Plan.  Effective December 20, 2013, a Company stock fund (“Company Stock Fund”) must be one of the investment options available for investment by Participants under the Plan.  The Company Stock Fund is an investment fund designated for investment in the common stock of the Company or an Affiliated Employer (“Company Stock”).

Effective on and after December 20, 2013, a Participant may direct up to a maximum of 20% of the total amount of the Participant’s After-Tax Contributions, Before-Tax Contributions or Catch-Up Contributions into the Company Stock Fund.  A Participant who directs more than 20% of the Participant’s After-Tax Contributions, Before-Tax Contributions or Catch-Up Contributions into the Company Stock Fund will have any amount in excess of 20% redirected into the available target date fund based on the Participant’s age.

Effective on and after December 20, 2013, a maximum of 20% of the total amount of the Company Matching Contributions may be invested into the Company Stock Fund.  A Participant who directs more than 20% of his Company Matching Contributions into the Company Stock Fund will have any amount of the Company Matching Contributions allocated in excess of 20% redirected into the available target date fund based on the Participant’s age.

At no point will any holdings in a Participant’s Company Stock Fund be liquidated on behalf of the Participant, even if the Participant’s total Account exceeds the 20% threshold effective as of December 20, 2013 or on account of a transfer of accounts from another plan of the Company or Affiliated Employer.

4.2       Investment of Participant’s Accounts.

(a)        A Participant shall direct that the total of his After-Tax Contributions, Before-Tax Contributions and/or Catch-Up Contributions made pursuant to Section 3.1 shall be invested in 1% increments in one or more of the investment options.

(b)        A Participant shall direct that his Company Matching Contributions made pursuant to Section 3.3 shall be invested in 1% increments in one or more of the investment options.  A Participant’s Company Matching Contributions shall be invested in accordance with the election made under Section 4.02(a).

(c)        A Participant shall direct that his Retirement Contributions made pursuant to Section 3.4 shall be invested in 1% increments in one or more of the investment options.   Notwithstanding the foregoing provisions of this Article, in no event may any portion of a Participant’s Retirement Contributions Account be invested in Company stock.

(d)        A Participant shall direct that the total of his rollovers transferred to the Plan pursuant to Section 3.9 shall be invested in 1% increments in one or more of the investment

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 options.  Notwithstanding the foregoing provisions of this Article, in no event may any portion of a Participant’s Rollover Account be invested in Company stock.

(e)        In the event that the Participant makes no investment election, his Accounts shall be invested in the Plan’s qualified default investment alternative (QDIA).

(f)        Any account balances transferred to this Plan from another plan of the Company or an Affiliated Employer that are invested in Company stock, or stock of an Affiliated Employer shall remain in the Company Stock Fund until the Company Stock is distributed pursuant to Article 8, or transferred by the Participant to another investment option pursuant to Section 4.5.

(g)       Dividends, interest and other distributions received by the Trustee in respect of any investment option shall be reinvested in the same investment option.

4.3       Responsibility for Investments.  The Plan fiduciaries shall determine the extent to which this Plan is intended to provide for Participant control over investments as provided in Section 404(c) of ERISA and the extent to which procedures will comply with the “safe harbor” in Department of Labor Regulation Section 2550.404c-1.  Each Participant is solely responsible for investing his Account based on the investment options made available under the Plan and, to the maximum extent permitted by law, no fiduciary shall be responsible for any losses or lost profits resulting from any Participant’s selection.  The Company, Trustee, Administrative Committee, Investment Committee and any officers, supervisors and agents of the Company are not empowered to advise a Participant as to the manner in which his Accounts shall be invested.  The fact that an investment option is available to Participants under the Plan shall not be construed as a recommendation for investment in that option.

4.4       Change of Election.  A Participant may change his future investment election in 1% increments at any time by providing prior notice.  Such election shall be effective as soon as practicable following receipt of the notice

4.5       Transfer of Accounts Among Funds.  A Participant may elect to transfer his interest between investment options by providing prior notice in such manner as shall be established (and changed from time to time) by the Administrative Committee.  Such transfer may be described in multiples of 1%, in dollars, as a rebalancing election or other method that the Administrative Committee shall from time to time deem appropriate.  Such election shall be effective as soon as practicable following receipt of the notice.  Transfers between investment options may be limited, if necessary to comply with applicable contract restrictions.  Participants may transfer funds out of the Company Stock Fund at any time, but are not permitted to transfer any funds into the Company Stock Fund.

4.6       Exercise of Voting and other Stock Rights.

(a)        Full and fractional Ordinary Shares of Rio Tinto plc represented by American Depository Receipts (“ADRs”) held by the Company stock fund offered as an investment option under the Plan which are allocated to a Participant’s Accounts as of the applicable record date for voting such Ordinary Shares shall be voted by the

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Trustee in accordance with the instructions of the Participant if such instructions are given in a manner designated for that purpose and received by the inspector of elections designated by the Administrative Committee by the deadline established by the Administrative Committee for Plan voting purposes.  The Company shall notify Participants of each occasion for the exercise of voting authorized under this Section.  The Trustee shall vote any Ordinary Shares for which timely instructions for voting have not been received from a Participant in the same proportion as the Ordinary Shares for which the Trustee has received instructions from other Participants hereunder.

(b)        Participant pass-through and “mirror” (i.e., proportionate) voting of Ordinary Shares under this section shall be permitted only if and to the extent authorized by the Administrative Committee in any instance.  If a Participant exercises pass-through voting rights under this Section pursuant to authority granted by the Administrative Committee, the Participant shall be the “named fiduciary” (within the meaning of ERISA Section 402(a)(2)) voting the Ordinary Shares represented by the ADRs allocated to the Participant’s Accounts and sharing in the responsibility for the proportionate voting of Ordinary Shares represented by the ADRs allocated to other Participant Accounts for which timely instructions were not received in the manner provided for above.

(c)        The inspector of elections, the Trustee or such other person designated by the Administrative Committee shall tabulate the instructions given by Participants under this section on a strictly confidential basis, and shall provide the Administrative Committee with only the final results of the tabulation.  Instructions received from individual Participants shall not be disclosed to any directors, officers or employees of the Company or any Affiliated Employer.

(d)       The Administrative Committee may also authorize under this Section a Participant pass-through and “mirror” exercise of other stock rights appurtenant to Ordinary Shares represented by the ADRs (including, but not limited to, tender offer, exchange offer, dissenter, appraisal and other similar rights) to the same extend as voting rights would be administered as described herein if so authorized by the Administrative Committee.

(e)        If a Participant pass-through and “mirror” exercise of stock rights is not authorized by the Administrative Committee in any instance under this Section, such stock rights shall be exercised by the Trustee as directed by the Administrative Committee, or, in the absence of any such a direction, in its discretion.

(f)        The Trustee shall have the authority to override any instructions it receives from the Participants or the Administrative Committee to the extent the Trustee believes that doing so is necessary to comply with ERISA or other applicable law.  If the Trustee believes that any override will be required under this subsection (f), the Trustee shall notify the Administrative Committee as soon as administratively practicable.

* * * * End of Article 4 * * * *

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Article 5.
Valuation of Accounts

5.1       Valuation of the Funds.  As of each Valuation Date, the Trustee shall allocate the amount of income or loss of each investment option since the last Valuation Date (which shall mean the net income or net loss of each investment option, including the net appreciation or net depreciation in the value of each investment option).

5.2       Account Adjustments.  Each Participant’s proportionate share of each of the investment options shall be determined as of each Valuation Date.  Whenever an event requires a determination of the value of a Participant’s Accounts, the value shall be computed as of the Valuation Date coincident with or immediately following the date of determination.  However, the Administrative Committee reserves the right to change from time to time the procedures used in valuing the Accounts or crediting (or debiting) the Accounts if it concludes that such action is justified in that it results in a more accurate reflection of the fair market value of assets.

5.3       Statement of Accounts.  Not less frequently than quarterly, each Participant shall be furnished with a statement setting forth the value of his Accounts.

* * * * End of Article 5 * * * *

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Article 6.
Vested Portion of Accounts

6.1       After-Tax Accounts, Before-Tax Accounts, Company Matching Contribution Accounts and Rollover Accounts.  A Participant shall at all times be 100% vested in and have a nonforfeitable right to the value of his After-Tax Account, Before-Tax Account, Company Matching Contribution Account and Rollover Account.

6.2       Retirement Contribution Accounts.  The Vested Portion of a Participant’s Retirement Contributions Account shall be determined based on the Participant’s full Years of Service in accordance with the following Schedule:

Completed Years of Service

Vested Percentage

1

0%

2

25%

3

50%

4

75%

5

100%

Notwithstanding the foregoing, a Participant who attains Normal Retirement Age or who dies while an Employee shall be treated as having a 100% vested interest in all of the Participant’s Accounts.

6.3       Forfeiture.  If a Participant who is not 100% vested in his or her Account incurs 5 consecutive Breaks-in-Service, then the nonvested portion of his or her Account, if any, will be treated as a forfeiture.

6.4       Application of Forfeitures.  Forfeitures under Section 6.3 shall be applied as follows:

(a)        First, if an amount must be restored to a re-employed Participant’s  Account in accordance with Section 6.5, such restoration shall be made from forfeitures that otherwise would be allocated to Participants, or net income of the Trust, unless the Company chooses to make an additional contribution for that purpose.

(b)        Second, remaining forfeiture amounts for a Plan Year may be used to pay administrative expenses of the Plan and/or to reduce the amount of contributions which are to be made by the Company for the current or following Plan Year.

6.5       Restoration of Forfeitures.

(a)        A former Participant who forfeited the non-vested portion of his or her Account in accordance with Section 6.3 and who is reemployed by the Company or an Affiliated Employer shall have such forfeited amounts recredited to his or her Account, without adjustment for interim gains or losses experienced by the Trust, if he returns to employment with the Company or an Affiliated Employer before the end of the 5-year period beginning on the later of his or her employment termination date or the

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date he or she received distribution of his or her vested interest in his or her Account.  Effective September 1, 2014, the foregoing provision will apply if the Participant returns to employment with the Company or an Affiliated Employer before the end of the 5-year period beginning on his or her employment termination date.

(b)        A Participant who does not satisfy these requirements or who is reemployed after the occurrence of 5 consecutive Breaks-in-Service shall not have any restoration rights with respect to the previously forfeited balance in his or her Account.

6.6       Consideration of Before-Tax Contributions.  The Plan shall take Before-Tax Contributions into account in determining whether a Participant has a nonforfeitable right to other contributions under the Plan for purposes of forfeitures, and for applying provisions permitting the repayment of distributions to have forfeited amounts restored, and the provisions of Code Section 410(a)(5)(D)(iii) and 411(a)(6)(D)(iii) permitting a plan to disregard certain service completed prior to Breaks-in-Service.

* * * * End of Article 6 * * * *

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Article 7.
In-Service Withdrawals

7.1       After-Tax Contributions.  Not more than once during a calendar year, a Participant may elect to withdraw all or a portion of his After-Tax Account.  In the event of such withdrawal:

(a)        The Participant’s After-Tax and/or Before Tax Contribution shall be suspended; and

(b)        The Participant shall not be permitted to resume making After-Tax Contributions or Before-Tax Contributions prior to the first day of the payroll period that follows a three-month period that commences with the effective date of the withdrawal.

7.2       Rollovers.  Not more than once during a calendar year, a Participant may elect to withdraw all or a portion of his before-tax and after-tax Rollover Account.

7.3       Hardship Withdrawal.  Subject to the restrictions described in this Section 7.3, an active Participant who has withdrawn all available amounts under Sections 7.1, 7.2, 7.5 and 7.6 may withdraw, once per calendar year, all or a portion of his Accounts, except for his Retirement Contributions Account, exclusive of earnings thereon provided that:

(a)        He needs the withdrawal to cover any of the following financial needs:

(1)        Expenses for (or necessary to obtain) medical care that would be deductible under Code Section 213(d) (determined without regard to whether the expenses exceed 7.5% of adjusted gross income);

(2)        Costs directly related to the purchase of a principal residence for the Participant (excluding mortgage payments);

(3)        Payment of tuition, related educational fees, and room and board expenses, for up to the next 12 months of post-secondary education for the Participant, the Participant’s spouse, children or dependents (as defined in Code Section 152, and, for taxable years beginning on or after January 1, 2005, without regard to Code Section 152(b)(1), (b)(2), and (d)(1)(B));

(4)        Payments necessary to prevent the eviction of the Participant from the Participant’s principal residence or foreclosure on the mortgage on that residence;

(5)        Payments for burial or funeral expenses for the Participant’s deceased parent, spouse, children or dependents (as defined in Code Section 152, and, for taxable years beginning on or after January 1, 2005, without regard to Code Section 152(d)(1)(B)); or

(6)        Expenses for the repair of damage to the Participant’s principal residence that would qualify for the casualty deduction under Code Section 165 (determined without regard to whether the loss exceeds 10% of adjusted gross income).

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(b)        The distribution is necessary to satisfy the Participant’s immediate and heavy financial need.  A distribution shall be deemed to satisfy this requirement if:

(1)        The distribution is not in excess of the amount necessary to cover the Participant’s immediate financial emergency, plus the amount necessary to pay any taxes and penalties due on the amount withdrawn.

(2)        The Participant has obtained all distributions, other than hardship distributions subject to these same requirements, and all non-taxable loans, which are currently available under the Plan and all qualified plans maintained by the Company or an Affiliated Employer;

(3)        The Participant makes no further After-Tax Contributions or Before-Tax Contributions under the Plan for a period of at least 6 months after he receives the hardship distribution; and

(4)        The Participant makes no contributions to any other qualified plan (except mandatory contributions to a defined benefit plan) maintained by the Company or an Affiliated Employer for at least 6 months.

No hardship withdrawals under this Section 7.3 shall be authorized with respect to any amounts allocated to a Participant’s Retirement Contributions Account.

The Participant must affirmatively elect Employee Before-Tax Contributions and/or Employee After-Tax Contributions following the hardship suspension.

7.4       Timing and Procedures and Form of Payment.  To make a withdrawal under Sections 7.1, 7.2, 7.3 or 7.5, a Participant shall give prior written notice on the appropriate form provided by the Company.  The Participant shall also provide any supporting data that shall be requested by the Company.

(a)        In-service withdrawals shall be determined as of the Valuation Date that coincides with the date the withdrawal is processed, and shall be distributed as soon as administratively practicable.

(b)        Withdrawals shall be made pro-rata across the investment options within each money type withdrawn.

(c)        A withdrawal described in Sections 7.1, 7.2, 7.3 or 7.6 shall be made in cash in the form of a single lump-sum distribution.

7.5       Participant Loans.  A Participant may borrow from the Plan up to 50% of the Vested Portion of his Account balances.  Loans shall be subject to the following (and subject to the Plan’s loan rules, which are considered to be part of the Plan and which may be changed from time to time):

(a)        A Participant’s loan shall not be for less than $1,000 and shall not exceed the lesser of:

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(1)        $50,000 reduced by the highest loan balance of the Participant’s loan outstanding during the immediately prior 12-month period (ending the day before the new loan is granted); or

(2)        50% of the Participant’s Vested Portion of his Accounts.

For purposes of the Plan’s loan provisions, all qualified plans maintained by the Company and any Affiliated Employer shall be treated as a single plan.

(b)        The Participant may have no more than two loans outstanding at anytime and may have only one loan used to purchase his primary residence outstanding at any time.  In the event that a loan becomes a deemed distribution to the Participant, such Participant may thereafter have only one loan outstanding at any one time.

(c)        The period of repayment for any loan, which must be in whole months only, shall be arrived at by mutual agreement between the Company and the Participant, but all loans shall become due and payable following termination of employment.  Upon such termination, loans may be paid back by a distribution, to the extent necessary, of the Participant’s Vested Portion of his Accounts, whether or not he elects to defer payment of the remainder of such Accounts in accordance with Article 8.  The period of maturity for a loan shall not exceed five years for a general purpose loan and twenty years for a loan used to purchase the Participant’s primary residence.

Notwithstanding any contrary provisions of this Section 7.5, loan repayments shall be suspended under the Plan as permitted under Code Section 414(u).  In the event the Participant enters the uniformed services of the United States and retains reemployment rights under the law, loan repayments shall be suspended (and interest shall cease to accrue) during the period of leave, and the period of repayment shall be extended by the number of months of the period of service in the uniformed services; provided however, if the Participants terminates and requests a distribution pursuant to Article 8, the loan shall be cancelled, and the outstanding balance shall be distributed.

(d)        Effective May 1, 2014, each loan shall bear interest at a rate equal to two percentage points (2%) above the prime rate as published by Reuters at the beginning of the last month preceding the calendar quarter in which the loan is approved.

(e)       Payments of principal and interest shall be made in accordance with the Plan’s loan rules.  A loan may be prepaid in full as of any date without penalty.

(f)        No new loans can be taken out after termination or retirement, while a Participant is receiving long term disability payments, or while the Participant is on strike or during a lockout.  A strike or lockout will not be considered a leave of absence for purposes of the suspension of payment rules; therefore, failure to make timely loan repayments during a strike or lockout may result in a loan default.  Loans that have been deemed in default accumulate interest that increases the outstanding principal.  If the Participant repays the deemed loan, the accumulated interest must also be repaid.

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(g)       Loans shall be repaid in accordance with the Plan’s loan rules.

(h)        Each loan under this Section shall be considered an asset of the Plan (in the form of an account receivable) until the loan receivable is satisfied either through repayment or offset against the Participant’s Accounts, in accordance with uniform, nondiscriminatory rules established by the Plan Administrator.

(i)        The Company reserves the right to reduce the loan proceeds to be provided to a Participant by the amount of the loan initiation fees applicable to the loan.

(j)        Notwithstanding the foregoing, no loans under this Section 7.5 shall be authorized with respect to any amounts allocated to a Participant’s Retirement Contributions Account.

7.6       Company Matching Contributions.  Not more than once during a calendar year, a Participant may elect to withdraw all or a portion of his Company Matching Contribution Account; provided, however, that if the Participant has participated in the Plan or a Prior Plan for fewer than 60 months, the Company Matching Contributions credited to his Company Matching Contribution Account within the 24-month period ending on the withdrawal date may not be withdrawn.  A Participant who receives a withdrawal under this Section 7.6 shall not be permitted to make After-Tax Contributions or Before-Tax Contributions during the 3-month period that begins on the withdrawal date.

No in-service withdrawals under this Section 7.6 shall be authorized with respect to any amounts allocated to a Participant’s Retirement Contributions Account.

* * * * End of Article 7 * * * *

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Article 8.
Distribution of Accounts Upon Termination of Employment

8.1       Eligibility.  Upon a Participant’s termination of employment, Disability or death or presumed death, the Vested Portion of his Accounts shall be distributed no sooner than 30 days following termination, as provided in this Article 8.

8.2       Forms of Distribution.  Generally, the value of a Participant’s Account shall be paid in cash.  In the event, however, all or a portion of the Participant’s Accounts are invested in Rio Tinto stock, he may elect to receive such portion of his Accounts in whole shares of Rio Tinto stock (with the value of any fractional share and uninvested cash paid in cash).

(a)        If the Participant retires, terminates or incurs a Disability, he may elect to receive his distribution in one of the following forms:

(1)        distribution of his Accounts in a lump sum; or

(2)        if the Participant’s Account balance is greater than $1,000, distribution of his Accounts in substantially equal annual, quarterly or monthly cash payments.  Notwithstanding the foregoing, the number of installment payments payable to the Participant may not exceed the greater of (A) the Participant’s life expectancy, or (B) if the Beneficiary is the Participant’s spouse, the joint and last life expectancy of the Participant and his Beneficiary.  If the Participant dies while any installment payments remain unpaid, the Participant’s Beneficiary shall receive the remainder of the value of the Participant’s Accounts in a lump sum; or

(3)        not more than once per calendar year, a partial distribution from his Accounts of not less than $1,000.  In the event a Participant receives partial distributions in accordance with this Section 8.2(a)(3), he shall be entitled to receive the balance in his Accounts at anytime in accordance with Section 8.3, 8.4, or 8.5, whichever is applicable, but in no event later than the latest date specified in such relevant Section.  Notwithstanding the foregoing, if the Participant requests installments and then elects a partial distribution in accordance with this Section 8.2(a)(3), he cannot continue installments.  Rather, he can continue to elect partial distributions in accordance with this Section 8.2(a)(3) or can elect a distribution in a lump sum in accordance with Section 8.2(a)(1); or

(b)        Mandatory cashout shall be made if the total vested balance of all of the Participant’s Accounts does not exceed $1,000 pursuant to Section 8.7.

8.3       Distribution Upon Retirement or Termination.  After termination of employment, a Participant may defer a distribution of all of his vested Accounts at any time following his retirement or termination, but no later than his Required Beginning Date.  Payment shall be made as soon as administratively practicable after the distribution election, but no later than the Required Beginning Date.

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8.4       Distribution Upon Disability. Upon Disability, a Participant may defer distribution of his Accounts, but no later than his Required Beginning Date.  Upon electing to receive a distribution, payment shall be made as soon as administratively practicable after the first Valuation Date that coincides with or next follows such elected date, but no later than the Required Beginning Date.

8.5       Distribution Upon Death or Presumed Death.

(a)        Upon the death or presumed death of a Participant, his Beneficiary may defer distribution from all of the Participant’s vested Accounts.  Upon electing to receive a distribution, payment shall be made as soon as administratively practicable after segregation of the portion of the Accounts payable to the Beneficiary making such distribution election.

(b)        If the Beneficiary is the Participant’s Spouse, such Beneficiary may elect to receive the distribution at any time following the Participant’s date of death or presumed death.  Payment shall be made as soon as administratively practicable, but in no event later than:

(1)        the December 31 of the calendar year in which the Participant would have attained age 70½; or

(2)        the December 31 of the calendar year that follows the calendar year in which the Participant dies, whichever occurs later.

(c)        A Beneficiary who is the Participant’s Spouse may elect to be paid in accordance with either of the methods of payment described in Section 8.6.  A non-Spouse Beneficiary shall be paid in accordance with the method of payment described in Section 8.6(a) and 8.6(b).  For the purposes of this Section “Beneficiary” shall replace “Participant” in each place that “Participant” appears in Section 8.6.

8.6       Method of Payment.  According to the Participant’s election, the taxable portion of his distribution shall be paid in accordance with one of the following methods:

(a)        The total distribution shall be paid directly to the Participant; or

(b)        All or a portion of the distribution that is an eligible rollover distribution shall be transferred directly to an eligible retirement plan that accepts eligible rollover distributions as defined in Section 11.5 and the balance of the distribution, if any, shall be paid directly to the Participant.

8.7       Small Benefits.  Notwithstanding any Plan provisions to the contrary, in the event the value of the Vested Portion of the Participant’s Accounts (determined with regard to the value of the Participant’s Rollover Account and not including outstanding loan balances) is equal to or less than $1,000, his Accounts shall be paid as soon as practicable after the Valuation Date that coincides with or next follows his date of termination, retirement, disability or death or presumed death, whichever is applicable.

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8.8       Proof of Death and Right of Beneficiary or Other Person.  The Company may require and rely upon such proof of death and such evidence of the right of any Beneficiary or other person to receive the value of the Accounts of a deceased Participant as the Company may deem proper, and the determination of death and of the right of that Beneficiary or other person to receive payment shall be made in accordance with Section 9.10.  In the absence of such proof of death, the Administrative Committee may initiate an interpleader in order to have a court determine the ownership rights of the Accounts.

8.9       Failure to Locate Recipient.  In the event that the Company is unable to locate a Participant or Beneficiary who is entitled to payment under the Plan within 5 years from the date such payment was to have been made, the amount to which such Participant or Beneficiary was entitled shall be declared a forfeiture.  If the Participant or Beneficiary is later located, the benefit that was previously forfeited hereunder shall be restored by the Company.

8.10      Required Minimum Distributions.

(a)        A Participant’s Accounts shall be distributable following his or her termination of employment in accordance with Section 8.3, 8.4 and 8.5, but in no event may distributions commence later than the April 1 following the later of the calendar year in which the Participant attains age 70½ or the calendar year in which the Participant retires or, if the Participant is a 5% owner (as defined in Code Section 416(i)), no later than the April 1 following the close of the calendar year in which he attains age 70½ (the “Required Beginning Date”).

(b)        No minimum distribution payments will be made to an active Participant under the provisions of Code Section 401(a)(9) if the Participant is not a 5% owner as defined above.  Such Participant may, however, elect to receive in service withdrawals in accordance with the provisions of Article 7.

(c)        In the event a Participant who is a 5% owner is required to begin receiving payments while in service under the provisions of Section 8.10(a), he may elect to receive payments in accordance with the options described below:

(1)        One lump sum payment on or before the required beginning date equal to his entire Account balances and annual lump sum payments thereafter of amounts accrued during each calendar year; or

(2)        Annual payments of the minimum amount necessary to satisfy the minimum distribution requirements of Code Section 401(a)(9) (“Required Minimum Distributions”).  Such minimum amount shall be determined on the basis of the joint life expectancy of the Participant and his Beneficiary.  Such life expectancy shall not be recalculated.  The Required Minimum Distribution amount shall be allocated between the Funds in proportion to the value of the Participant’s Accounts as of the date of each withdrawal.

(d)        2009 WRERA Provisions.

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(1)        Suspension of 2009 RMDs unless otherwise elected by Participant or Beneficiary.  Notwithstanding the provisions of the Plan relating to required minimum distributions under Code Section 401(a)(9), a Participant or Beneficiary who would have been required to receive required minimum distributions for 2009 but for the enactment of Code Section 401(a)(9)(H) (“2009 RMDs”), and who would have satisfied that requirement by receiving distributions that are equal to the 2009 RMDs, will not receive those distributions for 2009 unless the Participant or Beneficiary chooses to receive such distributions.  Participants and Beneficiaries described in the preceding sentence will be given the opportunity to elect to receive the distributions described in the preceding sentence.

(2)        Continuation of Extended 2009 RMDs unless otherwise elected by Participant or Beneficiary.  Notwithstanding the provisions of the Plan relating to required minimum distributions under Code Section 401(a)(9), a Participant or Beneficiary who would have been required to receive 2009 RMDs and who would have satisfied that requirement by receiving distributions that are one or more payments in a series of substantially equal distributions (that include the 2009 RMDs) made at least annually and expected to last for the life (or life expectancy) of the Participant, the joint lives (or joint life expectancy) of the Participant and the Participant’s designated Beneficiary, or for a period of at least 10 years (“Extended 2009 RMDs”), will receive those distributions for 2009 unless the Participant or Beneficiary chooses not to receive such distributions.  Participants and Beneficiaries described in the preceding sentence will be given the opportunity to elect to stop receiving the distributions.

(3)        Direct Rollovers of 2009 RMDs.  Notwithstanding the provisions of the Plan relating to required minimum distributions under Code Section 401(a)(9), and solely for purposes of applying the direct rollover provisions of the Plan, 2009 RMDs (but not Extended 2009 RMDs) will be treated as eligible rollover distributions.

8.11      Qualified Reservist Distributions.

(a)        Qualified Reservist Distributions are NOT allowed under the Plan.

(b)        For purposes of the preceding sentence, the phrase “Qualified Reservist Distribution” means any distribution to an individual who is ordered or called to active duty after September 11, 2001, if:

(1)        the distribution is from amounts attributable to elective deferrals in a 401(k) plan (i.e., Before-Tax Contributions);

(2)        the individual was (by reason of being a member of a reserve component, as defined in section 101 of title 37, United States Code) ordered or called to active duty for a period in excess of 179 days or for an indefinite period; and

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(3)        the Plan makes the distribution during the period beginning on the date of such order or call, and ending at the close of the active duty period.

8.12      401(k) Distribution Limitations.  For purposes of determining whether the Company maintains an alternative defined contribution plan (described in Treas. Reg. Section 1.401(k)-1(d)(4)(i)) that would prevent the Company from distributing elective deferrals (and other amounts, such as qualified non-elective contributions that are subject to the distribution restrictions that apply to elective deferrals) from a terminating 401(k) plan, an alternative defined contribution plan does not include an employee stock ownership plan defined in Code Sections 4975(e)(7) or 409(a), a simplified employee pension as defined in Code Section 408(k), a SIMPLE IRA plan as defined in Code Section 408(p), a plan or contract that satisfies the requirements of Code Section 403(b), or a plan that is described in Code Section 457(b) or (f).

* * * * End of Article 8 * * * *

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Article 9.
Administration of Plan

9.1       Named Fiduciary and Administrator.The Plan Administrator shall be the “named fiduciary” within the meaning of Section 402(a) of ERISA, and shall carry out the duties of the “administrator” of the Plan as imposed under ERISA.

9.2       Appointment of Committees.

(a)        The general administration of the Plan and the responsibility for carrying out the provisions of the Plan shall be placed with the Administrative Committee.

(b)        The investment and management of the assets of the Plan and responsibility for monitoring and evaluating investment performance shall be placed with the Investment Committee.

9.3       Duties of Plan Administrator.The Plan Administrator may appoint such subcommittees with such powers as they shall determine; may authorize one or more of their number or any agent to execute or deliver any instrument or make any payment on their behalf; may retain counsel, employ agents and provide for such clerical, accounting and consulting services as they may require in carrying out the provisions of the Plan; and may allocate among themselves or delegate to other persons all or such portion of their duties under the Plan, other than those granted to the Trustee under the trust agreement or insurance contract adopted for use in implementing the Plan as they, in their sole discretion, shall decide.

The Plan Administrator shall interpret the Plan and decide all matters which may arise due to possible ambiguities, inconsistencies, and omissions and will resolve conflicts which may arise related to individual’s rights and amounts of any benefits under the Plan.  The Plan Administrator may impose temporary restrictions on Participants’ access to their Accounts to accommodate the administrative requirements of the Plan as may be required during a merger of additional Participant’s Accounts into the Plan.  The determination of the Administrator relative to the interpretation of the Plan or any disputed matter will be conclusive and final to the extent permitted by applicable law.

In particular, the duties and responsibilities of the Plan Administrator shall include but are not limited to:

(a)        Determining whether an Employee of an Affiliate is eligible to participate;

(b)        Determining the value of each Participant’s Accounts;

(c)        Determining whether a Participant is vested in his Accounts;

(d)        Furnishing each Participant with a summary plan description for the Plan;

(e)        Filing the Plan’s annual return/report with the Internal Revenue Service;

(f)        Furnishing the summary annual report to Participants;

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(g)        Complying with other reporting and disclosure requirements of ERISA;

(h)        Interpreting the provisions of the Plan;

(i)         Reviewing claims by Participants (and Beneficiaries) for benefits under the Plan and any appeal by a Participant (or Beneficiary) of the denial of a claim;

(j)         Determining whether a Participant has satisfied the requirements for a hardship withdrawal;

(k)        Establishing rules for loans to Participants; and

(l)         Adopting certain amendments to the Plan as provided in Section 12.1.

9.4       Establishment of Rules.  Subject to the limitations of the Plan, including the claims procedure described in Section 9.10, the Administrative Committee from time to time shall establish rules for the administration of the Plan and the transaction of its business.  The Administrative Committee shall have discretionary authority to interpret the Plan and to make factual determinations (including but not limited to, determination of an individual’s eligibility for Plan participation, the right and amount of any benefit payable under the Plan and the date on which any individual ceases to be a Participant).  The determination of the Administrative Committee as to the interpretation of the Plan or any disputed question shall be conclusive and final to the extent permitted by applicable law.

9.5       Prudent Conduct.  The Administrative Committee members shall use that degree of care, skill, prudence and diligence that a prudent man acting in a like capacity and familiar with such matters would use in a similar situation.

9.6       Service in More than One Fiduciary Capacity.  Any individual, entity or group of persons may serve in more than one fiduciary capacity with respect to the Plan and/or the funds of the Plan.

9.7       Limitation of Liability.  The Company, the Board of Directors, the Administrative Committee members, the Investment Committee members and any officer, Employee or agent of the Company shall not incur any liability individually or on behalf of any other individuals or on behalf of the Company for any act, or failure to act, made in good faith in relation to the Plan or the Plan’s funds.  However, this limitation shall not act to relieve any such individual or the Company from a responsibility or liability for any fiduciary responsibility, obligation or duty under Part 4, Title I or ERISA.

9.8       Indemnification.  The Administrative Committee members, the Investment Committee members, the Board of Directors and the officers, Employees and agents of the Company shall be indemnified against any and all liabilities arising by reason of any act, or failure to act, in relation to the Plan or the Plan’s funds, including, without limitation, expenses reasonably incurred in the defense of any claim relating to the Plan or the Plan’s, funds and amounts paid in any compromise or settlement relating to the Plan or the Plan’s funds, except for actions or failures to act made in bad faith, or in instances of gross negligence or willful misconduct.

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9.9       Expenses of Administration.  All expenses that arise in connection with the administration of the Plan, including, without limitation, the compensation of the Trustee, administrative expenses and proper charges and disbursements of the Trustee and compensation and other expenses and charges of any counsel, accountant, specialist or other person who is employed by the Company in connection with the administration thereof, shall be paid from the Fund to the extent not paid by the Company.

To the extent expenses attributable to Boron Hourly Participants are paid from the Plan, these expenses may be charged to the Accounts of all Boron Hourly Participants either proportionately based on the value of their Account balances or as an equal dollar amount based on the number of Boron Hourly Participants in the Plan, all as determined in the sole discretion of the Plan Administrator.

Similar action described in the preceding paragraph may also be taken with respect to Wilmington Hourly Participants.

Notwithstanding the foregoing, to the extent expenses are incurred in connection with a particular Participant (e.g., fees incurred in setting up and maintaining a Plan loan to the Participant, distribution processing fees and/or fees incurred in connecting with reviewing a domestic relations order relating to the Participant’s Account, etc.) or group of Participants (for whatever the reason), these expenses may be charged in the discretion of the Plan Administrator to the Account or Accounts of such Participant or as described above to the group of Participants.

In all cases, the Company shall pay the administrative expenses required under applicable collective bargaining agreements.

9.10      Claims Procedures.  The following claims procedures are generally applicable to claims filed under the Plan.  To the extent required by law and to the extent the Administrator is ruling on a claim for benefits on account of a disability, the Plan will follow, with respect to that claim, claims procedures required by law for plans providing disability benefits.

(a)       General Procedures.  The following claims procedures are applicable to claims filed under the Plan:

(1)        Filing a Claim.  All claims shall be filed in writing by the Participant, Beneficiary or the authorized representative of the claimant (any of these, the “claimant”) by completing the procedures that the Administrator requires.  The procedures shall be reasonable and may include the completion of forms and the submission of documents and additional information.  For purposes of this Section 9.10, a request for an in-service withdrawal shall be considered a claim.

(2)        Review of Claim.  The Administrator shall review all materials and shall decide whether to approve or deny the claim.  If a claim is denied in whole or in part, the Administrator shall provide written notice of denial to the claimant within a reasonable period of time no later than ninety (90) days

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after the Administrator receives the claim, unless special circumstances require an extension of time for processing the claim.  If an extension is required, the Administrator shall notify the claimant in writing before the end of the ninety (90)-day period and indicate the special circumstances requiring an extension of time and the date by which the Administrator expects to render a decision on the claim.  The extension shall not exceed an additional ninety (90) days.  The notice of denial shall be written in a manner calculated to be understood by the claimant and shall include the following:

(A)       the specific reason(s) for the adverse determination;
(B)       specific references to pertinent Plan provisions on which the adverse determination is based;
(C)       a description of any additional material or information necessary for the claimant to perfect his claim and the reason why such material or information is necessary; and
(D)       a description of the Plan’s review procedures and time limits applicable to such procedures, including a statement of the claimant’s right to bring a civil action under ERISA Section 502(a) following an adverse determination on review.

(3)        Appeal Process.  If the claimant wishes a review of the denied claim, the claimant shall be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claimant’s claim for benefits.  The claimant may submit to the Administrator in writing any issues, documents, records, comments or other information he may have regarding his claim for benefits under the Plan.  Such request for an appeal must be made by the claimant in writing within sixty (60) days after receipt of notice that his claim has been denied by the Administrator.

A document, record or other information shall be considered “relevant” to a claim if such document, record or other information (A) was relied upon in making the benefit determination, (B) was submitted, considered or generated in the course of making the benefit determination, without regard to whether such document, record or other information was relied upon in making the benefit determination, or (C) demonstrates compliance with the administrative processes and safeguards required to ensure and to verify that benefit claim determinations are made in accordance with the Plan and that, where appropriate, the Plan provisions have been applied consistently with respect to similarly situated claimants.

(4)        Review of Appeal.  The Administrator shall make its decision on review solely on the basis of the written record, including documents and written materials submitted by the claimant.  The Administrator shall make a decision on the review within a reasonable period of time, not later than sixty (60)

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days after the Administrator receives the claimant’s written request for review unless special circumstances require additional time for review of the claim.  If an extension is required, the Administrator shall notify the claimant in writing before the end of the sixty (60)-day period and indicate the special circumstances requiring an extension of time and the date by which the Administrator expects to render a decision on the claim.  The extension shall not exceed an additional sixty (60) days.  The decision on review will be written in a manner calculated to be understood by the claimant.  If the claim is denied, the written notice shall include the following:

(A)       the specific reason(s) for the adverse determination;
(B)       specific references to pertinent Plan provisions on which the adverse determination is based;
(C)       a statement that the claimant shall be entitled, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claimant’s claim for benefits (as “relevant” is defined in this Section 9.10); and
(D)       a statement of the claimant’s right to bring a civil action under ERISA Section 502(a).

(b)        Administrator’s Full Discretion.  The Administrator and its designated claims administrator and appeals administrator, if any, shall have full discretionary and power to decide all claims and reviews of denied claims, including determining eligibility, status and the rights of all individuals under the Plan and construing any and all terms of the Plan.  Following the approval of a claim for benefits, the Administrator shall have the authority to construe and administer the Plan in a manner that is consistent with the payment of benefits in accordance with the approved claim.

(c)       Electronic Notification.  Any notification from the Administrator, claims administrator or appeals administrator to the claimant under this Section 9.10 may be made electronically, provided that such notification complies with Department of Labor Regulation Sections 2520.104b-1(c)(1)(i), (iii), and (iv).

9.11      Plan Correction.  Notwithstanding any provision of this Plan to the contrary, the Plan Administrator, in conjunction with the Sponsor, may undertake such correction of Plan errors and issues as the Administrator deems necessary and/or appropriate, including correction to preserve tax qualification of the Plan under Code Section 401(a) or to resolve a fiduciary issue under ERISA.  Without limiting the Plan Administrator’s authority under the prior sentence, the Plan Administrator, as it determines to be reasonable and appropriate, may undertake correction of Plan document, operational, demographic and employer eligibility failures under a method described in the Plan or the IRS Employee Plans Compliance Resolution System (“EPCRS”) or any successor program to EPCRS.  The Plan Administrator, as it determines to be reasonable and appropriate, also may undertake or assist

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 the appropriate fiduciary or Plan official in undertaking correction of a fiduciary breach or other issue, including correction under the DOL Voluntary Fiduciary Correction Program (“VFCP”) or any successor program to VFCP.

* * * * End of Article 9 * * * *

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Article 10.
Management of the Funds

10.1      Master Trust Agreement.  The Fund shall be held by a Trustee appointed from time to time by the Investment Committee  under a master trust agreement adopted by the Company for use in providing the benefits of the Plan and paying its expenses not paid directly by the Company.  The Company shall have no liability for the administration of the Fund held by the Trustee.

10.2      Exclusive Benefit Rule.  Except as otherwise provided in the Plan, no part of the corpus or income of the Fund shall be used for or diverted to purposes other than for the exclusive benefit of Participants and other persons entitled to benefits under the Plan.  No person shall have any interest in or right to any part of the earnings of the Fund, or any right in or to any part of the assets held under the Plan, except as and to the extent expressly provided for in the Plan.

* * * * End of Article 10 * * * *

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Article 11.
General Provisions

11.1      Nonalienation.  Except as required by any applicable law, no benefit under the Plan shall in any manner be anticipated, assigned or alienated, and any attempt to do so shall be void.  However, payment shall be made in accordance with the provisions of any judgment, decree or order which:

(a)        Creates for, or assigns to, a spouse, former spouse, child or other dependent of a Participant the right to receive all or a portion of the Participant’s benefits under the Plan for the purpose of providing child support, alimony payments or marital property rights to that spouse, child or dependent;

(b)        Is made pursuant to a state domestic relations law;

(c)        Does not require the Plan to provide any type of benefit, or any option, not otherwise provided under the Plan; and

(d)        Otherwise meets the requirements of Section 206(d) of ERISA or Code Section 414(p), as amended, as a “qualified domestic relations order” (“QDRO”).  Effective April 6, 2007, a domestic relations order that otherwise satisfies the requirements for a QDRO will not fail to be a QDRO: (i) solely because the order is issued after, or revises, another domestic relations order or QDRO; or (ii) solely because of the time at which the order is issued, including issuance after the Participant’s death.

The Administrative Committee may, in QDRO Procedures issued in connection with the Plan (which may be amended at any time and from time to time by the Administrative Committee without any formal amendment to the Plan), require a domestic relations order (a “DRO”) to meet certain requirements specified therein in order for the DRO to be approved as a QDRO with respect to the Plan.

Any distribution due an alternate payee under a qualified domestic relations order may be made as soon as practicable following the earliest date specified in such order, or as otherwise permitted under such order pursuant to an agreement between the Plan and the alternate payee; however, if the amount of the distribution exceeds $1,000, the alternate payee must consent to the distribution.  At the time benefits become payable to the alternate payee, such alternate payee shall have the right to make a direct rollover in accordance with Section 11.5 provided the alternate payee is the Participant’s current or former spouse.

Notwithstanding the foregoing, a Participant’s benefits under the Plan shall be offset by the amount the Participant is required to pay to the Plan under the circumstances set forth in Code Section 401(a)(13)(C).

11.2      Conditions of Employment Not Affected by the Plan.  The establishment of the Plan shall not confer any legal rights upon any Employee or other person for a continuation of employment, nor shall it interfere with the rights of the Company to discharge any Employee

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 and to treat him without regard to the effect which that treatment might have upon him as a Participant or potential Participant in the Plan.

11.3      Facility of Payment.  If the Administrative Committee finds that a Participant or other person entitled to a benefit is unable to care for his affairs because of illness or accident or is a minor, the Administrative Committee may direct that any benefit due him, unless a claim shall have been made for the benefit by a duly appointed legal representative, be paid to his spouse, a child, a parent or other blood relative, or to a person with whom he resides.  Any payment so made shall be a complete discharge of the liabilities of the Plan for that benefit.  The Committee may initiate an interpleader in order to have a court determine the rights of the parties.

11.4      Information.  Each Participant, Beneficiary or other person entitled to a benefit, before any benefit is payable to him or on his account under the Plan, shall file with the Company the information that it requires to establish his rights and benefits under the Plan.

11.5      Eligible Rollover Distributions.  Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee’s election under this Section 11.5 , a distributee may elect, at the time and in the manner prescribed by the Administrative Committee, and in accordance with Section 8.6, to have an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

The following definitions apply to the terms used in this Section 11.05 and, where applicable, to the terms used in Section 8.6:

(a)        “Eligible rollover distribution” means any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include:  any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee’s designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code Section 401(a)(9); any hardship distribution described in Code Section 401(k)(2)(B)(i)(iv); the portion of any other distribution(s) that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); and any other distribution(s) that is reasonably expected to total less than $200 during a year.

A portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income.  However, such portion may be transferred only to an individual retirement account or annuity described in Code Section 408(a) or (b), or to a qualified defined contribution plan described in Code Sections 401(a), 403(a) or 403(b) that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

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(b)        “Eligible retirement plan” means an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), or a qualified trust described in Code Section 401(a), that accepts the distributee’s eligible rollover distribution.  However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

An eligible retirement plan shall also mean an annuity contract described in Code Section 403(b) and an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this plan.  This definition of eligible retirement plan shall also apply in the case of a surviving Spouse or non-Spousal beneficiary, or a Spouse for former Spouse who is the alternate payee under a qualified domestic relations order (within the meaning of Code Section 414(p)).

An eligible retirement plan shall also mean a Roth IRA described in Code Section 408A(b).

(c)        “Distributee” includes an Employee or former Employee.  In addition, the Employee’s or former Employee’s surviving spouse and the Employee’s or former Employee’s spouse or former spouse who is the alternate payee under  qualified domestic relations order, as defined in Code Section 414(p), are distributees with regard to the interest of the spouse or former spouse.  However, the following rules shall apply to rollovers made by the Employee’s non-spousal beneficiary:

(1)        Certain requirements not applicable.  Although a non-spouse beneficiary may roll over directly a distribution as provided herein, any distribution made prior to January 1, 2010 is not subject to the direct rollover requirements of Code Section 401(a)(31) (including Code Section 401(a)(31)(B), the notice requirements of Code Section 402(f) or the mandatory withholding requirements of Code Section 3405(c)).  If a non-spouse beneficiary receives a distribution from the Plan, the distribution is not eligible for a “60-day” rollover.

(2)        Trust beneficiary.  If the Participant’s named beneficiary is a trust, the Plan may make a direct rollover to an individual retirement account on behalf of the trust, provided the trust satisfies the requirements to be a designated beneficiary within the meaning of Code Section 401(a)(9)(E).

(3)        Required minimum distributions not eligible for rollover.  A non-spouse beneficiary may not roll over an amount which is a required minimum distribution, as determined under applicable Treasury regulations and other Revenue Service guidance.  If the Participant dies before his or her required beginning date and the non-spouse beneficiary rolls over to an IRA the maximum amount eligible for rollover, the beneficiary may elect to use either

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the 5-year rule or the life expectancy rule, pursuant to Treas. Reg. Section 1.401(a)(9)-3, A-4(c), in determining the required minimum distributions from the IRA that receives the non-spouse beneficiary’s distribution.

(d)        “Direct rollover” means a payment by the plan to the eligible retirement plan specified by the distributee.

11.6      Construction.

(a)        The Plan shall be construed, regulated and administered under ERISA, the Code and the laws of the State of Utah to the extent not preempted by ERISA and the Code.

(b)        The masculine pronoun shall mean the feminine wherever appropriate, and the feminine pronoun shall mean the masculine whenever appropriate.

(c)        The titles and headings of the articles and sections in the Plan are for convenience only.  In the case of ambiguity or inconsistency, the text rather than the titles or headings shall control.

11.7      Electronic Transmission of Notices to Participants.  Notwithstanding any provision of the Plan to the contrary, any notice required to be distributed to Participants, Beneficiaries and alternate payees pursuant to the terms of the Plan may, at the direction of the Administrative Committee, be transmitted electronically to the extent permitted by, and in accordance with any procedures set forth in, applicable law and regulations.

11.8      Military Service.

(a)       General.  Notwithstanding any contrary provisions of this Plan, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Code Section 414(u).

(b)        Death benefits.  If a Participant dies while performing qualified military service (as defined in Code Section 414(u)), the survivors of the Participant are entitled to any additional benefits (other than benefit accruals relating to the period of qualified military service) provided under the Plan as if the Participant had resumed and then terminated employment on account of death or presumed death.

(c)       Benefit accrual.  Continued benefit accruals pursuant to the Heroes Earnings Assistance and Relief Tax Act of 2008 (HEART Act) are not provided for under this Plan.  For benefit accrual purposes, the Plan shall not treat an individual who, on or after January 1, 2007, dies or incurs a Disability while performing qualified military service as if the individual had resumed employment with an Employer hereunder in accordance with the individual’s reemployment rights under USERRA on the day preceding death or total and permanent disability (as the case may be) and terminated employment on the actual date of death or total and permanent disability.

(d)        Differential wage payments. For years beginning after December 31, 2008, (i) an individual receiving a differential wage payment, as defined by Code Section

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3401(h)(2), is treated as an employee of the employer making the payment, (ii) the differential wage payment is treated as compensation, and (iii) the Plan is not treated as failing to meet the requirements of any provision described in Code Section 414(u)(1)(C) by reason of any contribution or benefit which is based on the differential wage payment.

(e)       Severance from Employment.  Notwithstanding subsection (d)(i) above, for purposes of Code Section 401(k)(2)(B)(i)(I), an individual is treated as having been severed from employment during any period the individual is performing service in the uniformed services described in Code Section 3401(h)(2)(A).

(1)        Suspension of deferrals. If an individual elects to receive a distribution by reason of severance from employment, death or Disability, the individual may not make an elective deferral or employee contribution during the 6-month period beginning on the date of the distribution.

(2)        Nondiscrimination requirement.  Subsection (d)(iii) above applies only if all Employees of the Company performing service in the uniformed services described in Code Section 3401(h)(2)(A) are entitled to receive differential wage payments (as defined in Code Section 3401(h)(2)) on reasonably equivalent terms and, if eligible to participate in a retirement plan maintained by the Company, to make contributions based on the payments on reasonably equivalent terms (taking into account Code Sections 410(b)(3), (4), and (5)).

* * * * End of Article 11 * * * *

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Article 12.
Amendment, Merger and Termination

12.1      Amendment of the Plan.  The Board of Directors, reserves the right at any time and from time to time, and retroactively if deemed necessary or appropriate, to amend in whole or in part any or all of the provisions of the Plan, except as otherwise provided by law.  However, no amendment shall make it possible for any of the Funds to be used for or diverted to purposes other than for the exclusive benefit of persons entitled to benefits under the Plan, except as otherwise provided by law.  No amendment shall be made which has the effect of decreasing the balance of the Accounts of any Participant or of reducing the nonforfeitable percentage of the balance of the Accounts of a Participant below the nonforfeitable percentage computed under the Plan as in effect on the date on which the amendment is adopted or, if later, the date on which the amendment becomes effective.

The Board of Directors may exercise its power to amend the Plan by adoption of resolutions setting forth the amendment.  Furthermore, the Administrative Committee is empowered to modify or amend the provisions of the Plan, but only as follows:

(a)       The Administrative Committee may adopt technical amendments to the Plan which become necessary for purposes of tax or regulatory compliance;

(b)        The Administrative Committee may adopt any other amendments to the Plan to make it operationally and internally consistent as it becomes necessary to do so.

The Administrative Committee may exercise its power to amend the Plan by adoption (pursuant to a vote of the majority of its members) of a writing setting forth the amendment.

12.2      Merger or Consolidation.  The Plan may be merged with another qualified plan at the discretion of the Board of Directors and subject to any applicable legal requirements.  However, the Plan may not be merged or consolidated with, and its assets or liabilities may not be transferred to, any other plan unless each person entitled to benefits under the Plan would, if the resulting plan were then terminated, receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer if the Plan had then terminated.

12.3      Acquisitions and Additional Participating Companies.  If any company is or becomes a subsidiary of or associated with the Company, the Board of Directors may include the employees of that subsidiary or associated company as Participants in the Plan upon appropriate action by the Board of Directors and by that subsidiary or company.  In that event, or if any persons become Employees as the result of merger or consolidation or as the result of acquisition of all or part of the assets or business of another company, the Board of Directors shall determine to what extent, if any, previous service with the subsidiary, associated company or prior company shall be recognized under the Plan, but subject to the continued qualification of the Trust for the Plan as tax-exempt under the Code.  Notwithstanding the foregoing, nothing in the Plan shall require any credit to be given for such prior service.

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12.4      Termination of the Plan.  The Board of Directors may terminate the Plan or completely discontinue contributions under the Plan for any reason and at any time.  In case of termination or partial termination of the Plan, or complete discontinuance of Company Matching Contributions to the Plan, the rights of affected Employees to their Accounts under the Plan as of the date of the termination or discontinuance shall be nonforfeitable.  The total amount in each Employee’s Accounts shall be distributed, as the Board of Directors direct, to him or for his benefit or continued in trust for his benefit.

* * * * End of Article 12 * * * *

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IN WITNESS WHEREOF,
RIO TINTO AMERICA INC.

By: /s/ Cori Petersen
Its: Manager, Total Rewards US/South
Date: 20 August 2014

7032893_4

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